UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FINANCE OF AMERICA COMPANIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 26, 2023

Dear Stockholder:

Please join us for Finance of America Companies Inc.’s Annual Meeting of Stockholders to be held on Thursday, June 8, 2023, at 9:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/FOA2023 and entering the control number shown on your proxy card or the instructions that accompanied your proxy materials.

We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The board of directors recommends that you vote “FOR” each of the proposals listed on the attached notice.

Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Finance of America Companies Inc.

Sincerely,

Lauren E. Richmond

Chief Legal Officer, General Counsel & Secretary

FINANCE OF AMERICA COMPANIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., Eastern Time, on Thursday, June 8, 2023

VIRTUAL LOCATION	You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/FOA2023 and entering the control number shown on your proxy card or the instructions that accompanied your proxy materials. You will need to have your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting.

ITEMS OF BUSINESS

1. To elect the director nominees listed in the Proxy Statement.

2. To conduct an advisory vote to approve the compensation of the named executive officers of the Company.

3. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2023.

4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 19, 2023.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning a proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Lauren E. Richmond

Chief Legal Officer, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 8, 2023: This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available free of charge at https://ir.financeofamerica.com/sec-filings/all-sec-filings/. A list of stockholders of record at the close of business on April 19, 2023 will be open for examination electronically during the Annual Meeting by registering at www.virtualshareholdermeeting.com/FOA2023.

PROXY VOTING METHODS

If, at the close of business on April 19, 2023, you were a stockholder of record you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone or by mail. You may also revoke your proxies at the times and in the manner described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on June 7, 2023 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.

To vote by proxy if you are a stockholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to vote by telephone.

BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

FINANCE OF AMERICA COMPANIES INC.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Telephone: (877) 202-2666

PROXY STATEMENT

Annual Meeting of Stockholders

June 8, 2023

GENERAL INFORMATION

Unless the context otherwise requires, all references to “we,” “us,” “our,” “Finance of America,” “FoA,” or the “Company” refer to Finance of America Companies Inc. and its consolidated subsidiaries. References to “FoA Equity” are to Finance of America Equity Capital LLC, a Delaware limited liability company, that the Company controls in an “UP-C” structure.

On April 1, 2021, the Company became a public company as a result of a series of transactions pursuant to which Replay Acquisition Corp. (“Replay”) combined with Finance of America Companies Inc. (the “Business Combination”), and began trading under the symbol “FOA” on the New York Stock Exchange on April 5, 2021.

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the solicitation by the board of directors (the “Board” or “board of directors”) of Finance of America Companies Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 8, 2023 (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. On or about April 26, 2023, we distributed or made available, as the case may be, this Proxy Statement, and our Annual Report for the fiscal year ended December 31, 2022 (referred to as the “Proxy Materials”), notifying each stockholder entitled to vote at the Annual Meeting how to vote.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of Brian L. Libman, Norma C. Corio, Robert W. Lord, Tyson A. Pratcher and Lance N. West (the “Nominees”) as directors on the Company’s Board;

•	Proposal No. 2: An advisory vote to approve the compensation of the named executive officers of the Company; and

•	Proposal No. 3: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2023.

Who is entitled to vote?

Stockholders as of the close of business on April 19, 2023 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 87,388,810 vested shares of our Class A Common Stock outstanding, 4,258,500 unvested shares of our Class A Common Stock outstanding and 15 shares of our Class B Common Stock outstanding.

Holders of our Class A Common Stock have one vote for each share held as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of limited liability company interests (“FoA Units”) in FoA Equity. Holders of shares of Class B Common Stock vote together with holders of Class A Common Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

What constitutes a quorum?

The presence in person or by proxy of stockholders holding a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

How many votes are required to approve each proposal?

Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected.

There is no cumulative voting.

Under our Bylaws, the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on such matter is required to approve the compensation of the named executive officers of the Company (Proposal No. 2), and the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2023 (Proposal No. 3).

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and

(2) the broker lacks the authority to vote the shares at its discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 3 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each Nominee. Votes that are “WITHHELD” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.

With respect to the advisory vote to approve the compensation of the named executive officers, or NEOs, (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the compensation of the named executive officers. Abstentions will count as a vote “AGAINST” Proposal No. 2 and broker non-votes will have no effect on the outcome of Proposal No. 2.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 3), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions are counted as a vote “AGAINST” this proposal. There are no broker non-votes with respect to Proposal No. 3, as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.

If you sign and submit your proxy card without providing voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement;

•	“FOR” the approval of the compensation of named executive officers; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2023.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•

By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your Proxy Materials in order to vote by Internet.

•

By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your Proxy Materials in order to vote by telephone.

•

By Mail—If you have received a proxy card, you may vote by mail by signing and dating the enclosed proxy card where indicated and by returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on June 7, 2023, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than 11:59 p.m., Eastern Time, on June 7, 2023.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Virtual Annual Meeting?

This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/FOA2023 and enter the control number shown on your proxy card or the instructions that accompanied your Proxy Materials. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:

•

instructions on how to attend and participate via the internet, including a unique link to access the annual meeting and how to demonstrate proof of stock ownership, will be emailed to you after completion of your registration;

•

assistance with questions regarding how to attend and participate via the internet will be provided in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting;

•	stockholders may vote and submit questions while attending the Annual Meeting via the internet; and

•

you will need the 16-Digit Control Number that is included in your proxy card or the instructions that accompanied your Proxy Materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

How do I vote online during the Annual Meeting?

If you are a stockholder of record, you may vote your shares by attending the 2023 Annual Meeting of Stockholders online and following the on-screen voting instructions.

If you hold your shares in “street name” and you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, dealer or other similar organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. If applicable, please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting. Technical support will be available starting at 8:45 a.m., Eastern Time, on Thursday, June 8, 2023 and until the meeting has finished.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 7, 2023;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than 11:59 p.m., Eastern Time, on June 7, 2023;

•	attending the virtual Annual Meeting and voting in person; or

•	delivering a written statement to that effect to our Corporate Secretary, provided such statement is received no later than June 7, 2023.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy, the named proxies will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees of the Company (for no additional compensation) in person or by telephone, e-mail or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The number of authorized directors is currently six and may be changed by resolution of our board of directors. At this Annual Meeting, all director nominees will be elected for a one-year term, expiring at the next annual meeting of stockholders.

The biographies below describe the business experience of each director nominee standing for re-election. In considering each director nominee for election at the Annual Meeting, the nominating and corporate governance committee assessed the contributions of those directors recommended for re-election in the context of the perceived needs of the Board. See discussion under “Board Nomination Process, Identifying Nominees for Election to the Board.”

The Board expects that each of the nominees listed below will be available for election as a director. However, if one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for any substitute nominees as the Board may nominate. If a nominee is not available for election or is otherwise unable to serve as a director, the Board may reduce its size or choose a substitute nominee.

Nominees for Election to the Board of Directors in 2023

The following information describes the offices held, ages (as of the date of this Proxy Statement) and other business directorships of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board to determine that the director-nominee should serve as a director.

Name	Age	Principal Occupation and Other Information
Brian L. Libman	57	Brian L. Libman oversees our Company’s business strategy and has served as the Chairman of our board of directors since the closing of the Business Combination. He is the architect of the Company’s unique business model, and it is his vision that guides the Company. Mr. Libman has spent his entire career in the specialty finance area and has been involved in structuring and consummating the acquisitions of more than twenty businesses. Prior to creating Finance of America in 2013, he was the managing partner and CEO of Green Tree Servicing and became the Chief Strategy Officer of its public market successor. He began his career at Lehman Brothers and spent more than a decade developing the loan acquisition, servicing and lending businesses there, including the creation of Aurora Loan Services, one of the nation’s leading alternative mortgage originators and servicers. Through his deep knowledge of the lending space, he invented and was awarded patent: US20070136186A1 for his Automated Loan Evaluation System, which is a system and method for providing a loan pricing model for various lending scenarios. Mr. Libman submatriculated with honors from The Wharton School at the University of Pennsylvania, having earned both his M.B.A. and B.S.E.

Norma C. Corio	62	Norma C. Corio joined the Company’s board of directors upon the closing of the Business Combination. In August 2022, Ms. Corio retired from One Equity Partners (“OEP”) where she served as a Senior Managing Director. Prior to joining OEP in 2018, Ms. Corio served as the CFO of American Express Global Business Travel from June 2014 to June 2017. Prior to her role at American Express Global Business Travel, Ms. Corio served as Co-President of Miller Buckfire from April 2013 to May 2014. Ms. Corio previously worked for JPMorgan Chase for over 30 years from October 1982 to March 2013 where she held various positions, including Treasurer (August 2008 through December 2010) and, previously, Head of Restructuring within the Investment

Name	Age	Principal Occupation and Other Information
		Banking division, where she led corporate financings from June 1995 to August 2008. Ms. Corio also held positions in credit and risk management and investor relations. Ms. Corio serves as a member of the board of directors of Cicor Technologies Ltd. (SWX:CICN-CH), a publicly listed company in Switzerland. She also serves on the boards of private companies: Omni Environmental Solutions, Wood Technologies International, and Bibliotheca. Ms. Corio is Chair of the audit committee of Omni Environmental Solutions, and a member of the audit committees of Cicor Technologies Ltd. and Wood Technologies International; and Chair of the compensation committee of Wood Technologies International. Ms. Corio previously served as a member of the board of directors of GO Acquisitions (public) and Intren (private). Ms. Corio received her MBA in Banking & Finance from Pace University and her B.A. in Economics from LeMoyne College.

Robert W. Lord	60	Robert W. Lord joined the Company’s board of directors upon the closing of the Business Combination. Mr. Lord has served as an IBM Senior Vice President of the Weather Company and IBM Alliances since January 2022. Mr. Lord also served as Senior Vice President of Cognitive Applications, Blockchain, and Ecosystems at IBM from February 2019 to January 2022. He also served as the Chief Digital Officer for IBM from April 2016 to February 2019. From August 2013 until February 2016, Mr. Lord served as both President of AOL and CEO of AOL Platforms at Verizon Communications Inc. Mr. Lord also held a number of leadership roles at Razorfish, Inc. from November 2002 to July 2013, serving most recently as Global CEO. Mr. Lord has served as a member of the board of directors of Aqua Finance, Inc. from October 2020 to July 2022 and previously served as a member of the boards of directors of Williams-Sonoma, Inc. from October 2017 to December 2019 and ScreenVision Media, Inc. from February 2016 to April 2018. Mr. Lord holds a B.S. in Industrial Engineering and Operations Research from Syracuse University and an M.B.A. from Harvard University.

Tyson A. Pratcher	48	Tyson A. Pratcher joined the Company’s board of directors upon the closing of the Business Combination. Mr. Pratcher currently serves as a Senior Advisor at 7 Acquisition Corporation and the RockCreek Group. Before joining the RockCreek Group in 2020, Mr. Pratcher served as the Head of Investments at TFO USA from 2017 to 2019. Prior to his role with TFO USA, Mr. Pratcher served as the Director of Opportunistic Investments and the Director of Absolute Return Strategies at the New York State Common Retirement Fund from 2007 to 2017. Mr. Pratcher serves as a member of the board of trustees of FS Multi- Alternative Income Fund. Mr. Pratcher previously served as a member of the board of directors of Organix Recycling, Inc. from 2018 to 2020 and on the boards of directors of Citizens Parking and GripInvest from 2017 to 2019. Mr. Pratcher holds a J.D. from Columbia Law School and a B.S. in Political Science from Hampton University.

Lance N. West	62	Lance N. West joined the Company’s board of directors upon the closing of the Business Combination. Mr. West is currently a Senior Partner at 26North Partners, and previously served as Partner and Senior Managing Director of Centerbridge Partners and was former Chairman & CEO of Centerbridge Partners Europe prior to his retirement from the firm. Before joining Centerbridge in 2006, Mr. West was a Partner Managing Director at Goldman Sachs & Co, where he headed the firm’s Principal Finance Group. Prior to

Name	Age	Principal Occupation and Other Information
joining Goldman Sachs & Co in 1999, he was founder and CEO of Greenthal Realty Partners LP and GRP Financial LLC from 1992 to 1999. Prior to founding GRP, Mr. West was an executive vice president-principal with The Charles H. Greenthal Group, Inc. and began his career as a Member of the Technical Staff at AT&T Bell Laboratories from 1982 to 1984. Mr. West earned his M.S. in Electrical Engineering from the California Institute of Technology in 1983, and graduated magna cum laude with a B.S. in Electrical Engineering from Tufts University in 1982.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our board of directors directs and oversees the management of our business and affairs and has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Composition of the Board of Directors

Our business and affairs are managed under the direction of the board of directors. In connection with the Business Combination, the Company and certain pre-closing equityholders of FoA Equity entered into a Stockholders Agreement (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, each of certain funds affiliated with Blackstone Inc. (“Blackstone,” and such funds, the “Blackstone Investors”) and an entity controlled by Brian L. Libman (Brian L. Libman and certain entities controlled by him, the “BL Investors” and, together with the Blackstone Investors, the “Principal Stockholders”) are entitled to nominate a certain number of directors to the board of directors, based on each such holder’s ownership of the voting securities of the Company. The Blackstone Investors have not currently exercised their right to nominate any directors to the Board. See “Certain Relationships and Related Person Transactions—Stockholders Agreement.”

Director Independence and Independence Determinations

Our board of directors has affirmatively determined that each of Ms. Corio, Mr. Lord, Mr. Pratcher and Mr. West qualify as independent directors under the NYSE listing standards. Our board of directors previously determined that Menes Chee, who served on the Board from the closing of the Business Combination to December 30, 2022, was also independent under the NYSE listing standards.

Board Nomination Process, Identifying Nominees for Election to the Board

The nominating and corporate governance committee is responsible for identifying, evaluating and recommending nominees for election to our board of directors. Final selection of director nominees for election remains within the sole discretion of our board of directors.

Depth of experience, fitness and the ability to make meaningful contributions to our board of directors’ oversight of the business and affairs of the Company in addition to a willingness to exercise independent judgment, and an impeccable reputation for honest and ethical conduct that align with our core values, are important factors when identifying opportunities to add new directors to our board of directors. Additionally, in identifying new director candidates, our board of directors evaluates a candidate’s time commitments to ensure the appropriate amount of time, energy, and care is given to the needs of our business.

Our nominating and corporate governance committee often identifies potential director candidates by asking current directors and executive officers for their recommendations of persons they believe possess the right mix of criteria and qualifications, and are prepared to represent the best interests of the Company and our stockholders. Our nominating and corporate governance committee may also engage firms that specialize in identifying director candidates to our board of directors. Director nominations also may be made at the recommendation of stockholders pursuant to our Bylaws.

Our nominating and corporate governance committee will evaluate candidates for nomination for election to the board of directors, including those recommended by stockholders on a substantially similar basis as it considers other nominees. Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Our Stockholders Agreement grants our Principal Stockholders the right to designate nominees to our board of directors subject to the maintenance of certain ownership requirements. Mr. Libman was designated by our Principal Stockholders in accordance with the Stockholders Agreement. For additional information on our Stockholders Agreement, see “Certain Relationships and Related Transactions—Stockholders Agreement.”

Background and Experience of Directors

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our board of directors considered the following important characteristics, among others:

•	Mr. Libman—our board of directors considered Mr. Libman’s perspective, experience and thorough knowledge of our industry as our founder and Chairman.

•	Ms. Corio—our board of directors considered Ms. Corio’s extensive financial and management experience and her insight from having served on the boards of directors of public and private companies.

•	Mr. Lord—our board of directors considered Mr. Lord’s leadership skills obtained through extensive executive management and board experience.

•	Mr. Pratcher—our board of directors considered Mr. Pratcher’s considerable financial and investment background, including as a Managing Director at the RockCreek Group.

•	Mr. West—our board of directors considered Mr. West’s financial and investment expertise and his experience serving on the boards of directors of public and private companies.

Controlled Company Exception

Our Principal Stockholders control a majority of the combined voting power of all classes of the Company’s stock entitled to vote generally in the election of directors. As a result, the Company is a “controlled company” within the meaning of NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of the board of directors consist of independent directors, (2) that the board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that the Company ceases to be a “controlled company” and the Company’s shares continue to be listed on the NYSE, the Company will be required to comply with these provisions within the applicable transition periods.

Board Committees

The board of directors has established an audit committee, compensation committee and nominating and corporate governance committee. The responsibilities of each committee are described below. The composition of the audit committee satisfies the NYSE listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). The board of directors may also establish from time to time any other committees that it deems necessary or desirable.

Members serve on these committees until their resignation or until otherwise determined by the board of directors.

Each of the standing committees of the board of directors discussed below operate under written charters. The charters for our audit committee, compensation committee and nominating and corporate governance committee are available on our website under https://ir.financeofamerica.com/corporate-governance/governance-documents. The information contained on, or accessible from, our website is not a part of this report by reference or otherwise.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Director
Brian Libman		Chair	Chair	X
Norma C. Corio	Chair			X
Robert W. Lord	X		X	X
Tyson A. Pratcher	X	X		X
Lance N. West		X		X

All directors are expected to make their best effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2022, the Board held 11 meetings, the audit committee held six meetings, the compensation committee held four meetings and the nominating and corporate governance committee held one meeting. During fiscal 2022, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.

Audit Committee

Our audit committee consists of Ms. Corio and Messrs. Lord and Pratcher, with Ms. Corio serving as chair. Ms. Corio and Messrs. Lord and Pratcher qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Exchange Act. Our board of directors has determined that Ms. Corio qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that all members of the audit committee satisfy the financial literacy requirements of the NYSE.

Our audit committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the board of directors in evaluating the qualifications, performance and independence of our independent auditors;

•	assisting the board of directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

•	assisting the board of directors in monitoring our compliance with legal and regulatory requirements;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the board of directors in monitoring the performance of our internal audit function;

•	monitoring the performance of our internal audit function;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the Securities and Exchange Commission (“SEC”) require to be included in our annual proxy statement.

Compensation Committee

Our compensation committee consists of Messrs. Libman, Pratcher and West, with Mr. Libman serving as chair.

The compensation committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our CEO’s compensation level based on such evaluation;

•

reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;

•	to the extent applicable, reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•	reviewing and making recommendations with respect to our equity compensation plans.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Libman and Lord, with Mr. Libman serving as chair.

The nominating and corporate governance committee is responsible for, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors;

•	overseeing the evaluation of the board of directors and management;

•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

•	recommending members for each committee of our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. We are party to certain transactions with affiliates of our Principal Stockholders described in “Certain Relationships and Related Person Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our website at https://ir.financeofamerica.com. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our board of directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our board of directors. Our Corporate Governance Guidelines are available on our website at https://ir.financeofamerica.com/corporate-governance/governance-documents.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors will meet in a private session that excludes management and any non-independent directors. Brian L. Libman presides at the executive sessions.

Leadership Structure

Brian L. Libman is our Chairman. As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and Chief Executive Officer should be separate. Accordingly, the board of directors believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board believes that the Mr. Libman is best situated to serve as Chairman and that the Company’s current separated roles of Chairperson and Chief Executive Officer is appropriate. Mr. Libman has extensive experience in specialty finance area and has been involved in structuring and consummating the acquisitions of more than twenty businesses. Mr. Libman serves as Chairman. Effective April 5, 2023, Graham A. Fleming was appointed as our Chief Executive Officer. Mr. Fleming joined Finance of America in 2013 and served as President from late 2020 until he was named interim CEO in 2022.

Whenever the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” the independent directors may elect from among themselves a Lead Director of the Board. Following nomination by the nominating and corporate governance committee, the Lead Director will be elected by a plurality vote and should generally serve in such capacity for a minimum of one year. Service as Lead Director, however, generally should not exceed five consecutive years but is subject to the Board’s discretion to set other guidelines in specific instances. The responsibilities of the Lead Director (if one has been elected) shall be determined from time to time by the Board, upon the recommendation of the nominating and corporate governance committee.

Communications with the Board

As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the audit, nominating and corporate governance and compensation committees, any then-serving Lead Director or the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Company’s

Chief Legal Officer, 5830 Granite Parkway, Suite 400, Plano, Texas 75024, who will forward such communication to the appropriate party.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business. The Board exercises direct oversight of strategic risks to the Company in regular coordination with the Company’s management. The audit committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The compensation committee oversees risks relating to the Company’s compensation policies and practices. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance. Each committee charged with risk oversight reports to the Board on those matters.

Hedging Policy

Our securities trading policy prohibits company personnel and their related persons from engaging in any transactions involving any derivatives, including trading in futures and derivative securities, or hedging activities, including options, warrants, puts, call or other similar arrangements or instruments designed to hedge or offset decreases in the market value of securities, related to the Company’s securities. Further, our securities trading policy provides that company personnel and their related persons are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy.

Corporate Responsibility Overview

Information about our approach to environmental, social and governance standards can be found on our website at https://ir.financeofamerica.com/esg.

Our People

As of December 31, 2022, we had 1,943 U.S.-based employees. Of these, there were 1,931 full-time and 12 part-time employees. We had an additional 381 based in the Philippines. As of December 31, 2022, we also employed 45 full-time contractors. None of our employees are represented by a labor union, and we consider our employee relations to be good. Our long-term success as an organization depends upon our ability to maintain and develop our human capital.

We strive to foster an environment that is safe and healthy. We also strive to promote a strong culture across our business that recognizes the importance of respecting one another and our customers. These objectives are accomplished through a commitment to diversity, equity, and inclusion (“DEI”), an emphasis on training and development, and the provision of a comprehensive benefits package with a focus on physical and mental wellness.

Diversity, Equity, and Inclusion

In 2022, we continued our commitment to DEI and took steps to make that commitment clear to our employees, investors, stakeholders, and future talent. Diversity is simply a fact in our large, geographically-dispersed workforce. It is important to acknowledge our differences and the value that our varied experiences and perspectives can bring to our Company, which can lead to innovation and revenue growth. We believe that we can increase employee engagement and retention and improve recruitment of the best talent by creating an inclusive culture, paying employees fairly, and providing opportunities to grow and thrive.

Employee Training and Development

Finance of America utilizes a modern learning management platform that houses our centralized training and organizational development content, including Compliance training. Our Compliance training program covers an array of legal and regulatory topics. All consumer-facing employees are assigned required courses educating them on compliance with consumer protection laws for the industries in which we operate. Required Compliance training is reviewed not less than annually by representatives of the Compliance and Legal departments to ensure that necessary topics are included and that courses are assigned to all employees who are required to, or would benefit from, the training.

All new employees are assigned a series of trainings during onboarding, spanning topics such as Ethics and Insider Trading, as well as an attestation to our core Company policies such as Information Security.

We also require our entire workforce to periodically complete Discrimination and Harassment Prevention training courses to ensure they understand what constitutes unlawful sexual harassment and discrimination, employees’ rights, and available forums for adjudicating complaints. We send quarterly reminders to employees about the Company’s anonymous hotline and encourage employees to utilize the hotline to report complaints and concerns.

Compliance with consumer protection regulations is supported by robust technology and monitored by our Compliance department.

Employee Benefits and Wellness

At Finance of America, we are always on the lookout for new benefits that meet employees’ evolving needs. We maintain a strong focus on supporting the mental health of our employees and partner closely with mental healthcare providers. We take a holistic approach to supporting employees in need by carefully coordinating available resources and ensuring employees know what resources are available and where to turn for support. The benefits and wellness resources we offer employees include: Our Employee Assistance Program, health, dental, vision, life insurance, pet insurance, identity protection, flexible spending accounts, and 401(k) with employer match. We partner with a leave of absence administration vendor to ensure efficient processing and management of leave requests.

In 2022, we took steps to further our commitment to pay parity across the organization, including a review of market data and the creation of salary ranges for each position. We plan to continue these efforts in 2023. We also offer paid time off or flex time off programs to full-time employees and an employee stock purchase plan.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers.

Name	Age	Principal Occupation and Other Information
Graham A. Fleming	54	Graham A. Fleming joined the Company in December 2013 and has served as Chief Executive Officer since April 5, 2023. Prior to his current role, Mr. Fleming served as Interim Chief Executive Officer from July 2022 to April 2023 and President from October 2020 to April 5, 2023. Throughout his tenure with the Company, Mr. Fleming has also acted as Chief Administrative Officer at each of the Company’s operating subsidiaries, overseeing Finance, Treasury, Risk, Compliance and Corporate Administration. Prior to joining the Company, Mr. Fleming founded and served as the President of Icon Residential Lenders. Prior to that, Mr. Fleming served as the Chief Financial Officer of AMRESCO Residential Mortgage. Mr. Fleming brings over 25

Name	Age	Principal Occupation and Other Information
		years of experience in the mortgage lending business including extensive expertise in strategic planning, accounting and financial management, quality control and risk management, secondary operations and capital markets. Mr. Fleming attended the Dublin Business School, Ireland and is a Chartered Certified Accountant.

Kristen N. Sieffert	42	Kristen N. Sieffert joined the Company in January 2012 and was appointed to President of the Company in April 2023. Ms. Sieffert has served as Head of Enterprise Consumer Direct at Finance of America Holdings LLC since April 2022 and as President of the Company’s subsidiary, Finance of America Reverse LLC (“FAR”) since 2015. In her role as President of FAR, Ms. Sieffert, has been responsible for growth and innovation in the Company’s reverse mortgage business. Prior to her role as President of FAR, Ms. Sieffert served as chief operating officer of FAR. Before joining FAR in 2012, Ms. Sieffert served as acting president for San Diego-based EquiPoint Reverse Mortgage and vice president for operations at One Reverse Mortgage. Ms. Sieffert began her reverse mortgage career in 2004 with Financial Freedom Senior Funding Corp. She earned a B.A. in Political Science from the University of California, Los Angeles (UCLA).

Johan Gericke	52	Johan Gericke joined the Company in March 2021 as Chief Financial Officer. Prior to joining the Company, he spent ten years at Capital One in a variety of senior roles including Managing Vice President of Corporate Development, Chief Financial Officer of Retail Banking and Chief Financial Officer of Commercial Banking. Prior to that, he worked at Wells Fargo as Senior Vice President of Corporate Development. Mr. Gericke brings over 20 years of financial services experience with extensive expertise in accounting, mergers and acquisitions, corporate finance and strategic planning. He holds an Honors Bachelor of Accounting Science from the University of South Africa and qualified as a South African Chartered Accountant. Mr. Gericke also holds an M.B.A. from Santa Clara University.

Jeremy E. Prahm	45	Jeremy E. Prahm joined the Company in December 2015 as Senior Managing Director across numerous segments of our business, including our Portfolio Management, Forward Mortgage, Reverse Mortgage, and Commercial businesses. Mr. Prahm was appointed as Chief Investment Officer of the Company in April 2021. Prior to joining the Company, Mr. Prahm served as a Portfolio Manager and Director of Quantitative Solutions at Green Tree Investment Management, a wholly owned subsidiary of Walter Investment Management, from December 2008 to December 2015. Mr. Prahm holds a B.S. in Economics from Saint Cloud University.

Lauren E. Richmond	35	Lauren E. Richmond joined the Company in September 2016 and was appointed Chief Legal Officer, General Counsel and Secretary of the Company in September 2022. Prior to her current role, Ms. Richmond served as General Counsel and Secretary of the Company from April 2021 to September 2022. Ms. Richmond has served as General Counsel and Secretary of each of the Company’s operating subsidiaries since June 2019 and, prior to that role, as Assistant General Counsel of Finance of America Holdings LLC from September 2016 to June 2019. Prior to joining the Company, Ms. Richmond was a corporate attorney at Hunton Andrews Kurth LLP, Dallas, Texas, where she advised private and public companies on a variety of corporate matters, including mergers and acquisitions, public and private debt and equity offerings, and other corporate transactions and governance matters. Ms. Richmond holds a J.D. and a B.B.A., each with honors, from Southern Methodist University.

PROPOSAL NO. 2—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Company is requesting that stockholders vote, on a non-binding basis, to approve the compensation of our named executive officers as disclosed in the Executive Compensation section of this Proxy Statement and the tabular executive compensation disclosure, including the “Summary Compensation Table” and accompanying narrative disclosure. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. In June 2022, the advisory proposal to approve the 2021 compensation of our NEOs (the “Say-on-Pay” proposal) was approved by more than 99% of the votes cast. In 2022, our board of directors recommended, and our stockholders approved, an annual say-on-pay vote. Accordingly, we intend to conduct future advisory votes on the compensation of our named executive officers every year. The next advisory say-on-pay frequency vote is scheduled for 2028.

The text of the resolution in respect of Proposal No. 2 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby APPROVED.”

As described in the Executive Compensation section of this Proxy Statement, our executive compensation programs and underlying principles, as developed and administered by the compensation committee, are designed to provide competitive pay opportunities to support the attraction and retention of highly qualified executives while promoting our core values. Our executive compensation programs are structured to be consistent with our pay for performance philosophy and utilize performance measures that are intended to align the executive team’s incentives with the long-term interests of the Company and its stockholders.

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Executive Compensation section for Finance of America Companies Inc., as well as the discussion regarding the compensation committee presented in this Proxy Statement.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

2022 EXECUTIVE COMPENSATION

The following tables contain compensation information with respect to the named executive officers, or NEOs, for the year ended December 31, 2022. As described in this Proxy Statement, the Company was a newly formed entity in 2021, and therefore, the 2021 compensation presented below in respect of the NEOs prior to April 1, 2021 was determined in accordance with policies and practices developed by UFG Holdings LLC (“UFG”), the Company’s predecessor holding company, in respect of services the NEOs provided to UFG and/or its subsidiaries.

Summary Compensation Table

The following table provides summary information concerning compensation to or on behalf of our NEOs for the fiscal years indicated. To supplement the SEC-required disclosure, we have included an additional “Adjusted Total” column to the right of the Summary Compensation Table. We are presenting this supplemental column to exclude amounts associated with certain legacy FoA Equity phantom unit awards that were cancelled in connection with the Business Combination and to show how the compensation committee views the NEOs’ compensation for fiscal 2021. The additional “Adjusted Total” column reflects the “Total” as calculated under SEC rules but excludes the grant date fair value of stock awards presented in the “Stock Awards Funded by the Original Unitholders Upon Cancellation of Cumulative 2015 – 2020 Phantom Units” column and any Eligible Distribution Award received by such executive officers as a result of the Original Unitholders achieving a return in excess of the hurdle associated with such phantom units in connection with Business Combination. In connection with the Business Combination, certain executive officers were granted Replacement RSUs and Earnout Rights in consideration for the cancellation of legacy phantom units previously granted to such officers by FoA Equity under the initial MLTIP from January 1, 2015 through the date of the Transaction Agreement (as defined below). Pursuant to the terms of the LTIP Award Settlement Agreement, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU and Earnout Right awards. In addition, in connection with the Business Combination and pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to the A&R MLTIP Participants was also borne economically by the Original Unitholders. Amounts reported in the “Adjusted Total” column differ substantially from the amounts determined under SEC rules as reported in the “Total” column, and are not a substitute for “Total Compensation” as determined under SEC rules.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards Funded by the Original Unitholders Upon Cancellation of Cumulative 2015 – 2020 Phantom Units ($)(4)		Stock Awards Funded by Company ($)(6)	Stock Awards ($)(7)	Non- Equity Incentive Plan Compensation Funded by the Original Unitholders as a Distribution on Cumulative 2015 – 2020 Phantom Units ($)(8)	Non- Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)	Adjusted Total ($)(10)
Patricia L. Cook	2022	455,000	—	2,471,592	(5)	—	2,471,592	—	—	1,534,150	4,460,742	1,989,150
Chief Executive Officer*	2021	681,250	2,750,000	13,610,413		—	13,610,413	2,112,647	2,112,647	8,700	19,163,010	3,439,950

Graham A. Fleming	2022	850,000	750,000	—		1,499,999	1,499,999	—	—	9,150	3,109,149	3,109,149
Chief Executive Officer**	2021	643,750	1,250,000	13,610,413		—	13,610,413	2,112,647	2,112,647	8,700	17,625,510	1,902,450

Johan Gericke(1)	2022	450,000	450,000	—		649,999	649,999	—	—	9,150	1,559,149	1,559,149
Chief Financial Officer	2021	363,069	625,000	—		599,997	599,997	—	—	—	1,588,066	1,588,066

Jeremy E. Prahm	2022	850,000	750,000	—		1,499,999	1,499,999	—	—	7,417	3,107,416	3,107,416
Chief Investment Officer	2021	643,750	1,250,000	8,596,052		—	8,596,052	1,334,303	1,334,303	8,700	11,832,805	1,902,450

*	Ms. Cook retired from the position of Chief Executive Officer effective June 30, 2022.
**	Mr. Fleming served as Interim CEO and President as of December 31, 2022, and was appointed Chief Executive Officer of the Company effective April 5, 2023.
(1)	Mr. Gericke commenced employment with the Company on March 10, 2021 and was appointed Chief Financial Officer on April 1, 2021.
(2)

The amounts in the “Salary” column represent the base salary earned by each NEO. On May 16, 2021, each NEO received a base salary increase, which has remained unchanged since such date. The 2021 base salary amount reflects the total base salary paid to each NEO in 2021.

(3)	The amounts in the “Bonus” column for 2022 represent annual bonus awards and other discretionary awards described above, which were paid in the first quarter following the calendar year.
(4)

Represents the aggregate grant date fair value of time-vesting Replacement RSUs and Earnout Rights granted in connection with the Business Combination calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“Topic 718”). The assumptions made in determining values with respect to awards granted during fiscal 2022 are disclosed in Note 26 (Equity Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 16, 2023. As the Earnout Rights vest subject to the Company achieving certain share price targets, they are subject to market conditions, and not performance conditions, as defined under Topic 718, and therefore have no maximum grant date fair values that differ from the grant date fair values presented in the table. Such Replacement RSUs and Earnout Rights were granted to certain executive officers in connection with the Business Combination in consideration for the cancellation of legacy phantom units previously granted to such officers by FoA Equity under the initial MLTIP from January 1, 2015 through the date of the Transaction Agreement. For additional information on the cancellation of such phantom units, see “—Actions Taken in Connection with the Business Combination.”

As discussed above, in connection with the Business Combination, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU awards pursuant to the terms of the LTIP Award Settlement Agreement. Accordingly, in connection with the settlement of each vested Replacement RSU award and any related Earnout Rights for which the earnout condition is achieved, such stockholders will deliver to the Company FoA Units and shares of Class A Common Stock, as applicable, in settlement of the awards in accordance with the terms set forth in the LTIP Award Settlement Agreement. For additional information on the terms of the Replacement RSUs, Earnout Rights and the LTIP Award Settlement Agreement, see “—Actions Taken in Connection with the Business Combination.”

(5)

In connection with Ms. Cook’s retirement from the Company, effective as of June 30, 2022, the Company determined (as approved by the Board and the compensation committee) to fully accelerate upon Ms. Cook’s retirement any unvested Replacement RSUs outstanding as of the date of her retirement. The Company also determined (as approved by the Board and the compensation committee) that Ms. Cook’s Earnout Rights will remain outstanding and eligible to vest following her retirement upon the occurrence of the applicable earnout dates. Amounts reported for fiscal 2022 reflect the incremental fair value associated with these modifications calculated in accordance with Topic 718. For additional information, see “—Narrative Disclosure to Summary Compensation Table—Patricia L. Cook Separation Agreement, Consulting Agreement and Restrictive Covenant Agreement.”

(6)

In the case of Mr. Gericke, amounts reported for fiscal 2021 reflect the aggregate grant date fair value of the CFO Sign-On RSUs calculated in accordance with Topic 718. The assumptions made in determining values with respect to awards granted during fiscal 2022 are disclosed in Note 26 (Equity Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 16, 2023.

(7)

Represents the aggregate grant date fair value of the time-vesting Replacement RSUs, Earnout Rights and CFO Sign-On RSUs as reported in the “Stock Awards Funded by the Original Unitholders Upon Cancellation of Cumulative 2015 – 2020 Phantom Units” and “Stock Awards Funded by Company” columns.

(8)

Represents the amount of the Eligible Distribution Award received by Ms. Cook and Messrs. Prahm and Fleming in connection with the Business Combinations with respect to their phantom units. From January 1, 2015 through October 12, 2020, each of Ms. Cook and Messrs. Prahm and Fleming received awards of phantom units under the Company’s prior MLTIP. The phantom units were accounted for as a profit-sharing arrangement under Topic 710 as they did not represent a substantive form of equity and were not indexed to the price of UFG common units. In connection with the Business Combination, each of Ms. Cook and Messrs. Prahm and Fleming received an Eligible Distribution Award upon the Original Unitholders achieving a return in excess of the hurdle associated with the phantom units. Pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to each of Ms. Cook and Messrs. Prahm and Fleming was borne economically by the Original Unitholders. For additional information see “—Actions Taken in Connection with the Business Combination.”

(9)

For each NEO, the amounts in the “All Other Compensation” column include Company 401(k) matching contributions. For Ms. Cook, this column also includes fiscal 2022 amounts of $1,375,000 paid for severance and $150,000 paid for consulting fees.

(10)

To supplement the SEC-required disclosure in the Summary Compensation Table, we have included this additional “Adjusted Total” column to the right of the Summary Compensation Table. We are presenting this supplemental column to show how the compensation committee views the NEOs’ compensation. The additional “Adjusted Total” column reflects the “Total” compensation column calculated under SEC rules but excludes the grant date fair value of Replacement RSUs and Earnout Rights granted to certain executive officers in connection with the Business Combination in consideration for the cancellation of legacy phantom units previously granted to such officers by FoA Equity and any Eligible Distribution Award received by such executive officers as a result of the Original Unitholders achieving a return in excess of the hurdle associated with such phantom units. Pursuant to the terms of the LTIP Award Settlement Agreement, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU and Earnout Right awards. In addition, pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to the A&R MLTIP Participants was also borne economically by the Original Unitholders. Amounts reported in the “Adjusted Total” column differ substantially from the amounts determined under SEC rules as reported in the “Total” column, and are not a substitute for “Total Compensation” as determined under SEC rules.

Narrative Disclosure to Summary Compensation Table

2022 Named Executive Officer Compensation

Base Salaries

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased in light of the individual performance of a NEO, company performance, or changes in the executive’s position within our business, the scope of his or her responsibilities and his or her tenure with the Company. For 2022, our named executive officers did not receive any adjustment to their base salaries.

Patricia L. Cook Separation Agreement, Consulting Agreement and Restrictive Covenant Agreement

In connection with her departure, the Company and Ms. Cook entered into a Separation Agreement, which sets forth the terms of Ms. Cook’s separation (the “Cook Separation Agreement”), a Consulting Agreement, which sets forth the terms of Ms. Cook’s consultancy for the Company (the “Cook Consulting Agreement”), and a Restrictive Covenant Agreement, which sets forth certain restrictive covenants in connection with Ms. Cook’s separation (the “Cook Restrictive Covenant Agreement”). The Cook Consulting Agreement provided for a six-month consulting period following Ms. Cook’s termination of employment on June 30, 2022, for which Ms. Cook received a consulting fee of $25,000 per month, or $150,000 in the aggregate, and was available to provide transition services to the Company and Mr. Fleming. In addition, pursuant to the Separation Agreement, which included a customary mutual release of claims between the Company and Ms. Cook, Ms. Cook received separation pay equal to $1,375,000. Ms. Cook did not receive any other incentive compensation during her period of service as a consultant to the Company. The Cook Restrictive Covenant Agreement contains customary confidentiality, cooperation, non-competition, non-solicitation and non-disparagement provisions.

As previously disclosed, Ms. Cook was granted 1,307,195 restricted stock units on June 17, 2021 (of which 653,599 were unvested as of the date of her retirement) (the “Specified RSUs”) pursuant to the Finance of America Companies Inc. 2021 Omnibus Incentive Plan, Amended and Restated UFG Holdings LLC

Management Long-Term Incentive Plan (the “A&R LTIP”) and an award agreement entered into between Ms. Cook and the Company. In addition, pursuant to the A&R LTIP, Ms. Cook was granted the right to receive up to 136,800 shares of Class A Common Stock of the Company upon specified earnout dates (the “Earnout Rights”) to the extent such dates occur and subject to certain other terms and conditions set forth in the A&R LTIP. In connection with her retirement from the Company, the Company determined (as approved by the Board and the compensation committee) to fully accelerate the Specified RSUs as of the effective date of her retirement. The Company had also determined (as approved by the Board and the compensation committee) that Ms. Cook’s Earnout Rights will remain outstanding and eligible to vest following her retirement upon the occurrence of the applicable earnout dates.

Salary Continuation Agreement

The Company entered into a salary continuation agreement with Jeremy E. Prahm on December 2, 2015, which provides the Company the option to pay Mr. Prahm his regular salary and any benefits (excluding bonus or other incentive compensation) for a period of the Company’s choosing (not to exceed 6 months from the date of termination) in exchange for Mr. Prahm’s agreement to abide by certain restrictive covenants, including noncompetition, non-solicitation and confidentiality provisions. The agreement would be triggered by his voluntary separation from the Company and not by any other type of separation.

None of our other NEOs are party to any arrangement that provides for severance benefits.

Annual Cash Incentive Compensation

Our NEOs were eligible to earn an annual cash incentive award targeted at an amount equal to a specified percentage of such NEO’s base salary. Awards to NEOs were tied primarily to Company performance with some variability due to business unit performance. For 2022, target incentive payout amounts for each of the named executive officers were as follows:

Named Executive Officer	2022 Base Salary ($)	Annual Incentive Target % of Base Salary	Annual Incentive Target Payout ($)	Annual Incentive Awarded ($)
Graham A. Fleming	850,000	147%	1,250,000	750,000
Johan Gericke	450,000	117%	525,000	450,000
Jeremy E. Prahm	850,000	147%	1,250,000	750,000
Patricia L. Cook	910,000	262%	2,380,000	0	*

*For 2022 performance, Ms. Cook did not receive any cash incentive compensation.

The compensation committee, in its sole discretion, approves each named executive officer’s annual cash incentive award payout. For 2022, these decisions were based primarily on the compensation committee’s assessment of such named executive officer’s individual performance, operational performance of the business functions for which he has responsibility, and the officer’s potential to enhance and contribute to our equity owners’ long-term interests. In evaluating these factors, members of the compensation committee relied upon their judgment to determine the ultimate amount of a named executive officer’s annual cash incentive payment that the compensation committee believed was necessary to properly incentivize the named executive officer to seek to achieve our objectives and reward a named executive officer for achieving those objectives over the course of the year. Key factors the compensation committee considered in making such determination with respect to Mr. Fleming was his role in overseeing the operations of the Company and his leadership on the strategic direction of the Company generally. A key factor that the compensation committee considered in making such determinations with respect to Mr. Gericke were leadership and oversight of the Company’s financial management and treasury functions. Key factors the compensation committee considered in making such determinations with respect to Mr. Prahm were his role in overseeing and managing the strategic direction of the Company’s portfolio management segment. As discussed above, in 2022, Ms. Cook did not receive any other incentive compensation during her period of service as a consultant to the Company.

Long-Term Equity Incentives

The Company maintains the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (“Omnibus Plan”) to provide employees and directors of FOA with additional incentives to promote the long-term growth and performance of the Company and to further align the interests of our directors and management with the interests of our stockholders by increasing their ownership interests in the common stock of the Company. The Omnibus Plan is administered by the compensation committee. In 2022, as a long-term incentive, Messrs. Fleming, Gericke and Prahm, each received a restricted stock unit (RSU) grant of 488,599, 211,726 and 488,599 units, respectively. As discussed above, Ms. Cook did not receive any new equity awards in 2022. Such RSUs vest ratably over a prospective three-year period, subject to the grantee’s continued employment on the vesting date. See “—Summary Compensation Table — Stock Awards” for the grant date fair value of each named executive officer’s RSU award.

Amended and Restated Management Long-Term Incentive Plan

The Company’s MLTIP was established on January 1, 2015 to provide an incentive to key employees to continue in the employment of the Company and to improve the growth and profitability of the Company. UFG adopted the A&R MLTIP, effective as of October 12, 2020, the date the Transaction Agreement was executed. For further discussion of the A&R MLTIP, see “—Actions Taken in Connection with the Transactions—Amended and Restated Management Long-Term Incentive Plan” below. As a result of awards granted pursuant to the A&R MLTIP, phantom units held by certain executive officers of the Company were replaced in connection with the adoption of the Incentive Plan.

Actions Taken in Connection with the Business Combination

Amended and Restated Management Long-Term Incentive Plan

In connection with the execution of the transaction agreement, by and among Replay, Finance of America Equity Capital LLC, and the other parties thereto, dated as of October 12, 2020 (the “Transaction Agreement”), UFG adopted the Amended and Restated UFG Holdings LLC Management Long-Term Incentive Plan (the “A&R MLTIP”), effective as of the date the Transaction Agreement was executed. The A&R MLTIP replaced the MLTIP under which certain named executive officers were previously granted phantom units as a vehicle provide participants with the opportunity to receive payments in connection with certain distributions of the Company. Following the date the Transaction Agreement was executed, no additional phantom units were permitted to be granted under the A&R MLTIP.

Under the terms of the A&R MLTIP, participants (including Ms. Cook and Messrs. Fleming and Prahm) were entitled to receive, subject to the terms and conditions of the A&R LTIP, (i) a cash payment promptly following April 1, 2021, the closing date of the Business Combination, and, in consideration for the cancellation of the underlying phantom units granted under the MLTIP, (ii) a grant of restricted stock units under the Incentive Plan (as defined below, such restricted stock units, referred to herein as the “Replacement RSUs”) and (iii) the right to receive additional shares of Class A Common Stock upon the occurrence of, at any time during the six years following closing of the Business Combination, (a) the average trading price of our Class A Common Stock meeting or exceeding $12.50 for any 20 trading days within a period of 30 consecutive trading days (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”) or (b) the average trading price of the Class A Common Stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date,” collectively, the “Earnout Rights”). The Earnout Rights are subject to the same service requirements as the Replacement RSUs, as described below. The A&R MLTIP is administered by the compensation committee of the Company, such administrative body being referred to herein as the “Administrator.”

As described above, the Earnout Rights will vest upon the occurrence of certain market-based events (in each instance, an “Earnout Date.”) As applicable, each participant shall receive the right to receive a number of additional shares of Class A Common Stock equal to the product of (i) 900,000 and (ii) a fraction, the numerator of which is the number of Replacement RSUs granted to such participant and the denominator of which is equal to the quotient of (x) the Retained Value (as defined below) divided by (y) the Closing Price (as defined below). The Earnout Rights are subject to the same vesting conditions as the Replacement RSUs to which they relate and will settle at the same time as such Replacement RSUs; provided that, to the extent that a Replacement RSU has settled prior to the occurrence of the applicable Earnout Date, any Earnout Rights in respect of such Replacement RSUs will be vested as of the occurrence of the applicable Earnout Date and will be settled promptly following such Earnout Date. Notwithstanding the foregoing, to the extent that any Replacement RSUs are forfeited on or prior to the occurrence of an Earnout Date, for purposes of calculating such participant’s Earnout Rights with respect to such Earnout Date, the amount in the numerator of the fraction described in clause (ii) of the first sentence of this paragraph will be reduced by the number of Replacement RSUs forfeited by such participant on or prior to the applicable Earnout Date.

The terms of the A&R MLTIP provided that, to the extent that the holders of FoA Units (following the Business Combination) as of immediately following the pre–Business Combination closing reorganization (the “Original Unitholders”) receive (i) cash distributions (other than tax distributions) and (ii) cash amounts in respect of a transfer of such FoA Units, together with all prior distributions in connection with the closing of the Business Combination, in excess of a specified hurdle amount equal to the sum of (x) $250,000,000, (y) any capital contributions made to the Company after January 1, 2015, and (z) an amount equal to a fifteen percent (15%) return on capital contributions made to the Company after January 1, 2015, compounded annually (such distributions, “Eligible Distributions”), each participant holding phantom units who is actively employed by one of FoA Equity, its affiliates, subsidiaries or successors or, following the closing of the Business Combination, the Company (for purposes of the A&R MLTIP, referred to herein collectively as, the “Company Group”) on the closing date of the Business Combination would be entitled to receive an amount equal to the product of (i) such Eligible Distribution, (ii) 10% and (iii) a fraction, the numerator of which is the number of phantom units held by such participant and the denominator of which is 1,250, payable promptly following the closing of the Business Combination (“Eligible Distribution Award”).

Original Unitholders received an Eligible Distribution in connection with the closing of the Business Combination, and, accordingly, participants in the A&R MLTIP who were employed by a member of the Company Group on the closing date of the Business Combination (the “A&R MLTIP Participants”) became entitled to receive their respective Eligible Distribution Award, subject to satisfaction of the Release Requirement (defined below). In connection with the Business Combination and pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to the A&R MLTIP Participants was borne economically by the Original Unitholders and any rights to repayment or tax deductions associated therewith was allocated to the Original Unitholders. Under the A&R MLTIP, the Administrator had the discretion to pay Eligible Distribution Award in the form of cash, Class A Common Stock, other equity securities or property or any combination. The Administrator determined to pay the Eligible Distribution Awards in cash, and such amounts were paid to participants on or around April 23, 2021.

In addition, on June 17, 2021, pursuant to the terms of the A&R MLTIP, the Company granted to each participant (including each Ms. Cook and Messrs. Fleming and Prahm) that (i) held phantom units as of the closing date of the Business Combination and (ii) remained employed with the Company Group as of the RSU Grant Date (as defined below), in consideration for the cancellation of the participant’s phantom units, a number of Replacement RSUs (rounded to the nearest whole number, with 0.5 rounding up) equal to the product of (x) the number of phantom units held by such participant as of the closing date of the Business Combination and (y) the quotient of (A) the Retained Value per Phantom Unit divided by (B) the Closing Price (the date of grant of such Replacement RSUs, the “RSU Grant Date”). For purposes hereof:

•	“Closing Price” equaled $10 per share;

•

“Retained Value” equaled 10% of the sum of (i) the fair market value of all FoA Units held by the Continuing Unitholders immediately following the closing of the Business Combination plus (ii) the product of (x) the number of shares of Class A Common Stock held indirectly by the Continuing Stockholders (as defined in the Transaction Agreement) immediately following the closing of the Business Combination and (y) the Closing Price plus (iii) the present value of the estimated payments to be made by the Company pursuant to the Tax Receivable Agreements (as defined in the Transaction Agreement) plus (iv) the aggregate principal value of notes issued by FoA Equity (or its subsidiaries) (if any) that are distributed to Original Unitholders prior to closing of the Business Combination. Any determinations as to the calculations of the Retained Value will be made by the Administrator in its sole discretion; and

•	“Retained Value per Phantom Unit” equaled the quotient of (i) the Retained Value, divided by (ii) 1,250.

The Replacement RSUs have the following terms:

•	25% of the Replacement RSUs vested on the RSU Grant Date (the “Grant Date RSUs”);

•

The remaining 75% of the Replacement RSUs vest in equal installments on each of the first three anniversaries of April 1, 2021, the closing date of the Business Combination, subject to the participant’s continued employment with a member of the Company Group through the applicable vesting date;

•	The Grant Date RSUs were settled on September 29, 2021; and

•	All other Replacement RSUs will settle promptly following the applicable vesting date (and in any event within two and one-half months following the applicable vesting date).

Upon payment in cash for Eligible Distribution Awards and grant of Replacement RSUs, phantom units previously granted to certain executive officers were extinguished.

Notwithstanding the foregoing to the contrary, in the event that a participant experiences a termination of employment other than a termination (i) by the applicable member of the Company Group who employs such participant (the “Employer”) for Cause (as defined in the A&R MLTIP) or (ii) by the participant when grounds for Cause exist, in each case, prior to the RSU Grant Date, the Company will issue, or shall cause to be issued, to such participant a number of shares of Class A Common Stock equal to (x) if such termination is a termination of such participant’s employment by the Employer without Cause, by the participant for Good Reason (as defined in the A&R MLTIP), or as a result of the Participant’s death or disability as defined in the A&R MLTIP) (each of the foregoing terminations referred to herein as a “Good Leaver Termination”), the number of shares of Class A Common Stock underlying the Replacement RSUs that such participant would have received had they remained employed with the Employer as of the RSU Grant Date or (y) if such termination is not a Good Leaver Termination, the number of shares of Class A Common Stock underlying the Grant Date RSUs that such Participant would have received had they remained employed with the Employer as of the RSU Grant Date; provided, that in the sole discretion of the Administrator, the obligations to issue shares of Class A Common Stock may be fully or partially satisfied by the Company causing the Employer to make such participant a cash payment equal to the fair market value of all or some portion of the common stock as of the date of the participant’s termination of employment.

In the event that a participant experiences a Good Leaver Termination and such participant holds any unvested Replacement RSUs as of the date of such Good Leaver Termination, such Replacement RSUs will become vested as of such date. Such Replacement RSUs will be settled promptly following the date of such Good Leaver Termination. The compensation committee may, in its sole discretion, accelerate the vesting of any Replacement RSUs without the consent of a participant.

The Replacement RSUs (and the associated Earnout Rights) were issued pursuant to the Incentive Plan and each are considered a “Substitute Award” for purposes thereof. In the sole discretion of the compensation committee, the obligations to issue shares of Class A Common Stock may be fully or partially satisfied by the Company causing the Employer to make to such participant a cash payment equal to the fair market value of all or some portion of the Class A Common Stock otherwise required to be issued.

Except in the event of a Good Leaver Termination (described above), any outstanding unvested Replacement RSUs (and the corresponding Earnout Rights) will be forfeited immediately upon a Participant’s termination of employment for any reason. The participant will be entitled to retain any amounts previously paid or shares of Class A Common Stock issued or transferred to such participant in respect of his or her phantom units or Replacement RSUs (including subsequent Earnout Rights which are due to such participant in respect of Replacement RSUs which are not otherwise forfeited as described above), as applicable, prior to any termination of employment, provided that, if the Company Group terminates the participant’s employment for Cause or such participant has violated any of the restrictive covenants set forth in any confidentiality, non-solicitation, non-competition or similar agreements entered into by the participant and any member of the Company Group, any unrealized Earnout Rights held by such participant shall be forfeited, and the participant (or his or her estate, as applicable) shall be required to repay to the Employer any amounts previously paid in respect of any phantom units or gain realized on Replacement RSUs or Class A Common Stock issued pursuant to the A&R MLTIP, as applicable, held by such participant (as reduced by any taxes paid in connection with the distributions that are not recovered by deduction, credit or otherwise), without further adjustment for earnings, losses or similar items.

As a condition to the receipt of any cash, shares of Class A Common Stock or restricted stock units, as applicable, pursuant to the A&R MLTIP, participants were required to agree in writing that such receipt is in full satisfaction of any rights or payments owed to such participant under the A&R MLTIP or the MLTIP and that the Company Group shall be released from any further liability other than its satisfaction of the obligations to make payments pursuant to the A&R MLTIP (the “Release Requirement”).

As discussed further below, the obligations of the members of the Company Group to make cash payments and/ or deliver shares of Class A Common Stock, whether pursuant to the Replacement RSUs or in connection with the Earnout Right, in each case, under the A&R MLTIP, will be borne economically by the Original Unitholders and any rights to repayment or tax deductions associated therewith will be allocated to the Original Unitholders.

Each of our NEOs (other than Johan Gericke) are participants in the A&R MLTIP. The Eligible Distribution Award received by such executives, and the number of Replacement RSUs and Earnout Rights granted to such executives (subject to the terms and conditions of the A&R MLTIP) are set forth below.

Named Executive Officer	Eligible Distribution Award ($)	Replacement RSUs(#)	Earnout Rights (First Earnout Achievement Date)(#)	Earnout Rights (Second Earnout Achievement Date)(#)
Patricia L. Cook	2,112,647	1,307,195	68,400	68,400
Graham A. Fleming	2,112,647	1,307,195	68,400	68,400
Jeremy E. Prahm	1,334,303	825,597	43,200	43,200

LTIP Award Settlement Agreement

In connection with the Business Combination, the Company entered into an LTIP Award Settlement Agreement (the “LTIP Award Settlement Agreement”), dated as of October 12, 2020, by and among the Company, FoA Equity, and the Original Unitholders, including the Principal Stockholders, pursuant to which such stockholders agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU awards. Accordingly, in connection with the settlement of each vested Replacement RSU award and any related Earnout Rights for which the earnout condition is achieved, such stockholders will deliver to the Company FoA Units and shares of Class A Common Stock, as applicable, in settlement of the awards in accordance with the terms set forth in the LTIP Award Settlement Agreement. Until the earlier of the sixth anniversary of the closing date of the Business Combination or such earlier date when all outstanding

Replacement RSU and Earnout Right awards have been settled or otherwise forfeited, the Original Unitholders have agreed to reserve, and not to transfer, a portion of their FoA Units and shares of Class A Common Stock, as the case may be, for future delivery to FoA Equity in connection with the settlement of awards under the A&R MLTIP.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Marked Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested(1) ($)
Patricia L. Cook	—		—	136,800	(3)	173,736
Graham A. Fleming	1,142,198	(2)	1,450,591	136,800	(3)	73,736
Johan Gericke	249,109	(4)	316,368	—		—
Jeremy E. Prahm	901,398	(2)	1,144,775	86,400	(3)	109,728

(1)	Amounts reported are based on the closing price per share of our common stock on the NYSE as of December 30, 2022, the last trading day of the fiscal year, of $1.27.
(2)

Represents Replacement RSUs which will vest in equal installments on each of the (i) third anniversary of the closing of the Business Combination, and (ii) restricted stock units which will vest on the second and third anniversaries of April 1, 2022, each subject to such holder’s continued employment.

(3)

Reflects Earnout Rights granted in 2021, which represent the right to receive additional shares of Class A Common Stock and will vest 50% upon the occurrence of the First Earnout Achievement Date and 50% upon the occurrence of the Second Earnout Achievement Date, in each case subject to the same continued service requirements as the Replacement RSUs. With respect to Ms. Cook, as a result of compensation committee action regarding her retirement, there is no additional service condition for such earnout rights to vest.

(4)

Reflects (i) CFO Sign-On RSU granted to Mr. Gericke, which will vest in a final installment on the second anniversary of the grant date, November 18, 2021, and (ii) restricted stock units which will vest on the second and third anniversaries of April 1, 2022, each subject to such holder’s continued employment, subject, in each case, to Mr. Gericke’s continued employment on the applicable vesting date.

PAY VERSUS PERFORMANCE DISCLOSURE

The table below shows the following information for the past two fiscal years: (i) “total” compensation for our named executive officers (NEOs) for purposes of the “Summary Compensation Table”; (ii) the “Compensation Actually Paid” to NEOs (calculated using rules required by the SEC); (iii) our Total Shareholder Return (TSR); and (iv) our Net Income (Loss). Use of the term “compensation actually paid” (CAP) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the following table.

2022 Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (Fleming)(1) ($)	Compensation Actually Paid to PEO (Fleming)(2) ($)	Summary Compensation Table Total for PEO (Cook)(1) ($)	Compensation Actually Paid to PEO (Cook)(2) ($)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($)	Average Compensation Actually Paid to non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3) ($)	Net Income (Loss)(4) ($ millions)
2022	3,109,149	(208,328)	4.460,742	(108,978)	2,333,283	836,461	13	(716)
2021	N/A	N/A	19,163,010	11,631,663	6,893,025	4,256,237	42	(1,177)

(1)

Mr. Fleming was elected Interim Chief Executive Officer (CEO) effective July 1, 2022, succeeding Ms. Cook. The individuals comprising the Non-PEO NEOs are as follows: · 2022: Messrs. Prahm and Gericke · 2021: Messrs. Fleming, Prahm, Gericke, Thornock and Villani.

(2)

SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “Compensation Actually Paid” as reported in the “Pay Versus Performance Table” above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the applicable adjustments that were made to determine “Compensation Actually Paid” (all amounts are averages for the named executive officers other than the principal executive officer (PEO)):

		Equity Award Adjustments
Year	Executive(s)	Summary Compensation Table Total ($)	Deduct Reported Value of Stock Awards ($)	Add Year-End Market Value of Unvested Equity Awards Granted in Year ($)	Add Market Value of Equity Awards Granted and Vested in Year ($)	Change in Market Value of Unvested Equity Awards Granted in Prior Years ($)	Change in Market Value of Equity Awards Granted in Prior Years which Vested in Year ($)	Compensation Actually Paid ($)
2022	Graham A. Fleming (PEO)	3,109,149	(1,499,999)	620,521	—	(2,134,077)	(303,922)	(208,328)
	Patricia L. Cook (PEO)	4,460,742	(2,471,592)	—	—	(369,360)	(1,728,768)	(108,978)
	Average for Non-PEO NEOs	2,333,283	(1,074,999)	444,707	—	(724,386)	(142,144)	836,461

2021	Patricia L. Cook (PEO)	19,163,010	(13,610,413)	4,435,272	1,643,794	—	—	11,631,663
	Average for Non-PEO NEOs	6,893,025	(4,847,828)	1,600,038	611,002	—	—	4,256,237

(3)

TSR is determined based on the value of an initial fixed investment of $100 on April 1, 2021, the closing date of the Business Combination; calculated based on changes to the Class A Common Share price from that date compared to the last day of the respective reporting period.

(4)

Net Income (Loss) as reported in the Company’s financial statements. Net Loss for 2021 includes $(1,301) million for the Successor period for the nine months ended December 31, 2021 and $124 million for the Predecessor period for the three months ended March 31, 2021.

Pay Versus Performance Relationship Descriptions

Period	Compensation Actually Paid to PEO (Fleming)	Compensation Actually Paid to PEO (Cook)	Average Compensation Actually Paid to Non-PEO NEOs	FOA’s TSR	Net Income (Loss)
2021 to 2022	N/A	Declined by 101%	Declined by 80%	Declined by 69%	Loss Decreased by $461M

•

Relationship between Compensation Actually Paid to our PEOs, the Average of Compensation Actually Paid to Non-PEO NEOs, and, in each case, FOA’s Cumulative TSR. For 2022, as compared to 2021, the compensation actually paid to Ms. Cook, as our PEO, declined by 101%. Mr. Fleming served as our Interim Chief Executive Officer and President for the second half of 2022 and thus there is no comparable 2021 data presented for him as PEO. For 2022, as compared to 2021, the average of the compensation actually paid to the Non-PEO NEOs declined by 80%. For 2022, as compared to 2021, the cumulative TSR declined by 69%.

•

Relationship Between Compensation Actually Paid to our PEOs, the Average of the Compensation Actually Paid to the Non-PEO NEOs, and, in each case, the Company’s Net Income (Loss). For 2022, as compared to 2021, the compensation actually paid to Ms. Cook, as our PEO, declined by 101%. Mr. Fleming served as our Interim Chief Executive Officer and President for the second half of 2022 and thus there is no comparable 2021 data presented. For 2022, as compared to 2021, Net Loss decreased by $461 million. Net Loss included in the Pay Versus Performance table is as reported in FOA’s Form 10-K, filed with the SEC on March 16, 2023.

DIRECTOR COMPENSATION

We offer a market-competitive director compensation program for non-employee, non-Blackstone affiliated directors. Our director compensation program provides eligible non-employee directors with an annual compensation package of $200,000, consisting of a quarterly cash retainer of $25,000 and an annual grant of approximately $100,000 in equity compensation. Directors who are employed by us and directors who are affiliated with Blackstone are not compensated by us for their services as directors. Accordingly, neither Patricia L. Cook nor Menes O. Chee received any such compensation. The table below summarizes the compensation earned by each eligible non-employee director for the year ended December 31, 2022.

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Total ($)
Brian L. Libman	100,000		100,000	200,000
Norma C. Corio	175,000	(3)	100,000	275,000
Robert W. Lord	100,000		100,000	200,000
Tyson A. Pratcher	175,000	(3)	100,000	275,000
Lance N. West	100,000		100,000	200,000

(1)	Reflects fees earned by the director for the year ended December 31, 2022, whether or not paid in such year.

(2)

The amount reflects the aggregate grant date fair value of the stock awards granted on June 9, 2022, computed in accordance with Topic 718, based the closing price of our common stock on the grant date. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 26 (Equity Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 16, 2023. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the RSUs. As of December 31, 2022, each of our eligible non-employee directors held an aggregate of 47,619 RSUs.

(3)	Reflects an additional $75,000 in cash fees paid for service as a member of a special transaction committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2022, certain information related to our compensation plans under which shares of our Class A Common Stock may be issued. The only plan pursuant to which the Company may currently make additional equity grants is the 2021 Omnibus Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
2021 Omnibus Incentive Plan	9,450,375	(1)	N/A	(2)	22,373,675	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	9,450,375		—		22,373,675

(1)

Total includes (i) 4,733,448 A&R MLTIP Replacement RSUs, (ii) 1,473,120 A&R MLTIP Earnout Right RSUs and (iii) 3,243,807 Non-LTIP RSUs. The Replacement RSUs and Earnout Right RSUs as defined under the A&R MLTIP are specified as “Substitute Awards” and do not count against the Absolute Share Limit defined within the Incentive Plan.

(2)	There are no equity compensation plan securities outstanding that have an exercise price.
(3)

These shares are available for grant as of December 31, 2022 under the Incentive Plan pursuant to which the compensation committee of the board of directors may make various share based awards including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other equity-based awards, and other cash-based awards granted under the Incentive Plan. The maximum number of shares that may be granted under the Incentive Plan is 21,250,000, without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each fiscal year commencing on January 1, 2022, in an amount equal to the least of (x) 5,312,500 shares of Class A Common Stock, (y) 2.5% of the total number of shares of Class A Common Stock outstanding on the last day of the immediately preceding fiscal year, treating, for the avoidance of doubt, all then-outstanding FoA Units as shares of Class A Common Stock assuming the full exchange of then-outstanding FoA Units for shares of Class A Common Stock in accordance with the Exchange Agreement, and (z) a lower number of shares of Class A Common Stock as determined by the Board. The Board ratified an evergreen increase of 4,736,223 shares effective January 1, 2022.

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected BDO USA, LLP to serve as our independent registered public accounting firm for 2023. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of BDO USA, LLP unless you specify otherwise.

Audit and Non-Audit Fees

As previously disclosed, in April 2021, following the Business Combination, the Board terminated the engagement of WithumSmith+Brown, PC (“Withum”) as Replay’s independent registered accounting firm. On April 1, 2021, Replay’s board of directors approved the retention of BDO USA, LLP (“BDO”) as its new independent registered accounting firm as of April 7, 2021. Prior to the completion of the Business Combination, BDO was the independent registered accounting firm of FoA Equity, and upon the completion of the Business Combination, BDO remained as the independent registered accounting firm of the Company.

Withum’s reports on Replay’s financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to Replay’s ability to continue as a going concern if it did not complete a business combination by April 8, 2021. Furthermore, during those two fiscal years and through March 31, 2021, there have been no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its reports on Replay’s financial statements for such periods.

For the years ended December 31, 2022 and 2021, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided Withum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 7, 2021.

Replay has not consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The following table presents the aggregate fees billed for professional services rendered by BDO for the fiscal year ended December 31, 2022 and for the fiscal year ended December 31, 2021.

Fee Category	2022($)	2021($)
Audit Fees(1)	6,456,579	6,455,460
Audit-Related Fees(2)	227,225	161,347
Tax Fees(3)		—
All Other Fees(4)		—

Total	6,683,804	6,616,807

(1)

Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q and registration statements.

(2)

Audit-related fees are fees for services related to service organization controls (SOC) reports, ex-patriate tax returns and forms, an employee benefit plan audit, and successor auditor workpaper reviews.

(3)	Tax fees are for services related to tax compliance, tax planning and tax advice.
(4)	BDO did not provide any other services during the period.

Audit Committee’s Pre-Approval Policy

It is the audit committee’s policy to pre-approve all auditing services and non-audit services (other than “prohibited non-audit services”) to be provided to the Company by its independent registered public accounting firm. The audit committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services. Unless otherwise provided by the audit committee, the audit committee chairperson (provided such audit committee chairperson is independent) is hereby authorized to pre-approve audit and permitted non-audit services as necessary. Any pre-approvals made by the audit committee chairperson or such other independent member of the audit committee to whom such authority has been delegated shall be presented to the full audit committee at its next scheduled meeting. The Company’s audit committee pre-approved all of BDO’s services for 2021 and 2022 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Ms. Corio is an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

Management of the Company is responsible for our overall financial reporting process. BDO USA, LLP (“BDO”), our independent registered public accounting firm, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. GAAP. The Audit Committee’s (“Committee”) responsibility is to oversee these processes and, necessarily, in its oversight role, the Committee relies on the work and assurances of management and of BDO. The Committee is also solely responsible for the selection and termination of our independent registered public accounting firm, including the approval of audit fees and any non-audit services provided by and fees paid to the independent registered public accounting firm.

The Audit Committee:

•	met six times in 2022;

•	has met with and held discussions with management of the Company, who represented to the Committee that its audited consolidated financial statements were prepared in accordance with U.S. GAAP;

•

has also reviewed and discussed the audited consolidated financial statements of the Company and discussed with BDO the matters required to be discussed under the applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•

has received the written disclosures and the letter from BDO as required per the requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and discussed with BDO its independence; and

•	participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.

In reliance on these reviews and discussions, and the report of BDO, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

This report was submitted by the Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Audit Committee Members

Norma C. Corio-Chair

Tyson A. Pratcher

Robert W. Lord

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Class A Common Stock as of April 19, 2023 by:

•	each person known to the Company to be the beneficial owner of more than 5% of the shares of any class of the Company’s common stock;

•	each named executive officer or director of the Company; and

•	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the shares of Class A Common Stock of the Company is based on 87,388,810 vested shares of Class A Common Stock outstanding and 15 shares of Class B Common stock outstanding. The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of FoA Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally. Holders of shares of Class B Common Stock vote together with holders of Class A Common Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

The beneficial ownership information below excludes 4,258,500 unvested shares of Class A Common Stock held by Replay Sponsor, LLC which are subject to vesting and forfeiture and will not be entitled to receive any dividends or other distributions, or to have any other economic rights until such shares are vested, and such shares will not be entitled to receive back dividends or other distributions or any other form of economic “catch-up” once they become vested. Additionally, for so long as they remain unvested, such shares must be voted proportionately with all other shares of Class A Common Stock and Class B Common Stock on all matters put to a vote of holders of the Company’s voting stock (i.e., holders of unvested shares will have no discretion in how such shares are voted).

The beneficial ownership information below excludes the shares underlying the Warrants, the securities which were issued as an additional earnout payment in connection with the Business Combination (the “Earnout Securities”) and the shares expected to be issued or reserved under the Omnibus Incentive Plan, which are not deemed beneficially owned under the rules of the SEC.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Class A Common Stock(1)	Class A Share%	FOA Units(1)		% of Total Voting Power(2)
Five Percent Holders:
Blackstone(3)(5)	32,147,041	36.8%	48,890,470		35.4%
Bloom Retirement Holdings Inc.	—	—	19,692,990	(4)	8.6%
Edmond Safra(6)	7,565,888	8.7%	—		3.3%

Named Executive Officers and Directors:
Brian L. Libman(3)(7)	11,214,921	12.8%	70,308,360		35.6%
Norma C. Corio	18,691	*	—		*
Robert W. Lord	18,691	*	—		*
Tyson A. Pratcher	18,691	*	—		*
Lance N. West(8)	718,691	*	—		*
Graham A. Fleming(9)	670,270	*	1,233,520		*
Jeremy E. Prahm(10)	455,681	*	463,859		*
Johan Gericke	102,166	*	—		*

All Directors and Executive Officers as a Group (10 persons)	13,622,888	15.6%	72,546,564		37.6%

*	Represents less than 1%.
(1)

Subject to the terms of the Exchange Agreement, the FoA Units are exchangeable for shares of the Company’s Class A Common Stock on a one-for-one basis. Beneficial ownership of FoA Units reflected in this table is not reflected as beneficial ownership of shares of the Company’s Class A Common Stock for which such FoA Units may be exchanged. Shares of Class B Common have no economic rights but provide each holder of at least one such share (regardless of the number of shares so held) to a number of votes that is equal to the aggregate number of FoA Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally.

(2)	Represents percentage of voting power of the Company’s Class A Common Stock and Class B Common Stock voting together as a single class.
(3)

Pursuant to the Stockholders Agreement, each of our Principal Stockholders have certain board nomination and other rights as described in—“Certain Relationships and Related Party Transactions—Exchange Agreement.” Each of the Blackstone Investors and the BL Investors agreed to vote the respective shares of the Company’s common stock beneficially owned by them in favor of the individuals nominated as the Company’s directors in accordance with the terms of the Stockholders Agreement.

(4)

As disclosed under—“Transactions with Related Persons—American Advisors Group Transaction,” FoA Equity may issue to AAG up to 14,200,676 additional FoA Units upon the occurrence of certain events. The maximum number of FoA Units issuable to AAG under the AAG Purchase Agreements is 33,893,666 FoA Units, which units would be exchangeable for 33,893,666 shares of Class A Common Stock pursuant to the Exchange Agreement.

(5)

Reflects 48,611,415 FoA Units and 7,717,103 shares of Class A Common Stock held directly by BTO Urban Holdings L.L.C., 279,055 FoA Units and 43,228 shares of Class A Common Stock held directly by Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P. and 24,386,710 shares of Class A Common Stock directly held by BTO Urban Holdings II L.P. based on the amended Schedule 13D filed by Blackstone on April 4, 2023.

BTO Urban Holdings L.L.C. is owned by Blackstone Tactical Opportunities Fund – NQ L.P., Blackstone Tactical Opportunities Fund II – NQ L.P., Blackstone Tactical Opportunities Fund – A (RA) – NQ L.P., Blackstone Tactical Opportunities Fund – I – NQ L.P., Blackstone Tactical Opportunities Fund – S – NQ L.P., Blackstone Tactical Opportunities Fund – C – NQ L.P., Blackstone Tactical Opportunities Fund – L – NQ L.P., Blackstone Tactical Opportunities Fund – O – NQ L.P., Blackstone Tactical Opportunities Fund – N – NQ L.P., Blackstone Tactical Opportunities Fund – U – NQ L.L.C., Blackstone Tactical Opportunities Fund II – C – NQ L.P., Blackstone Tactical Opportunities Fund – T – NQ L.P., Blackstone Tactical Opportunities Fund II.F – NQ L.P., Blackstone Tactical Opportunities Fund – G – NQ L.P., Blackstone Tactical Opportunities Fund – AD – NQ L.P. (collectively, each of the Blackstone Tactical Opportunities Funds described above in this paragraph shall be referred to as the “Blackstone Tactical Opportunities Funds”), BTAS NQ Holdings L.L.C. and Blackstone Family Tactical Opportunities Investment Partnership SMD L.P.

The general partner of each of the Blackstone Tactical Opportunities Funds is Blackstone Tactical Opportunities Associates – NQ L.L.C. The sole member of Blackstone Tactical Opportunities Associates – NQ L.L.C. is BTOA – NQ L.L.C. The managing member of BTOA – NQ L.L.C. is Blackstone Holdings II L.P. The managing member of BTAS NQ Holdings L.L.C. is BTAS Associates – NQ L.L.C. The managing member of BTAS Associates – NQ L.L.C. is Blackstone Holdings I L.P.

The general partner of Blackstone Family Tactical Opportunities Investment Partnership SMD L.P. is Blackstone Family GP L.L.C. Blackstone Family GP L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Mr. Schwarzman.

The general partner of Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P. is BTO – NQ Side-by-Side GP L.L.C. The sole member of BTO – NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P.

The general partner of BTO Urban Holdings II L.P. is Blackstone Tactical Opportunities Associates – NQ L.L.C. The sole member of Blackstone Tactical Opportunities Associates – NQ L.L.C. is BTOA – NQ L.L.C. The managing member of BTOA – NQ L.L.C. is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP Inc.

Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(6)

Reflects 3,951,888 shares held directly by EMS Opportunity Ltd and indirectly by Mr. Safra as the sole shareholder of EMS Capital Holding Inc., which is the general partner of EMS Capital LP, the investment manager of EMS Opportunity Ltd. The address for EMS Opportunity Ltd. is c/o EMS Capital LP, 767 Fifth Avenue, 46th Floor, Attn: Legal & Compliance, New York, NY 10153. Also reflects 3,614,000 shares held by Replay Sponsor, LLC. Edmond M. Safra and Gregorio Werthein serve as managers of Replay Sponsor, LLC. Excludes 4,258,500 unvested shares of Class A Common Stock issued in the name of Replay Sponsor, LLC that are subject to vesting or forfeiture. The address for Replay Sponsor, LLC is c/o EMS Capital LP, 767 Fifth Avenue, 46th Floor, Attn: Legal & Compliance, New York, NY 10153. Information in this note is based on a Form 4 filed by Mr. Safra on September 30, 2022.

(7)	Reflects 11,214,921 shares of Class A Common Stock and 70,308,360 FoA Units based on the amended Schedule 13D filed by Brian L. Libman on April 4, 2023.

Pursuant to the limited liability company agreement of Libman Family Holdings, LLC (“LFH”), LFH is managed by a board of managers consisting of Brian L. Libman, as the sole manager. LFH is owned, in equal parts, by Libman-Alpha Holdings, LLC (“Alpha”), Libman-Eta Holdings, LLC (“Eta”) and Libman- Kappa Holdings, LLC (“Kappa”). Each of Alpha, Eta and Kappa are owned by Brian L. Libman, Sharon Libman, Libman 2004 Trust (the “04 Trust”) and Libman Family Generational Trust (the “Generational Trust”). The Trustee of each of the 04 Trust and the Generational Trust is Kenneth Libman.

Pursuant to the limited liability company agreement of The Mortgage Opportunity Group, LLC (“TMOG”), TMOG is managed by a board of managers consisting of Brian L. Libman, as the sole manager. TMOG is owned, in equal parts, by Brian L. Libman and Sharon Libman.

(8)	Reflects securities held directly by CDZ Capital Partners, LP. The general partner of CDZ Capital Partners, LP is CDZ Capital Corp. Mr. West controls CDZ Capital Corp.’s investment decisions.
(9)	Reflects 670,270 shares of Class A Common Stock held directly by Mr. Fleming and 1,233,520 FoA Units held through a wholly-owned corporation.
(10)	Reflects 455,681 shares of Class A Common Stock held directly by Mr. Prahm and 463,859 FoA Units held through a wholly-owned corporation.

TRANSACTIONS WITH RELATED PERSONS

Stockholders Agreement

In connection with the Business Combination, concurrently with the closing of the Business Combination, the Company and certain pre-closing equityholders of FoA Equity entered into the Stockholders Agreement.

Pursuant to the Stockholders Agreement, each of the Blackstone Investors and BL Investors are entitled to nominate a certain number of directors to the board of directors, based on each such holder’s ownership of the voting securities of the Company. The nomination rights of each Principal Stockholder are substantially identical and subject to the same terms, conditions and requirements. The number of directors that each of the Blackstone Investors and the BL Investors will separately be entitled to designate to the board of directors increases and/or decreases on a sliding scale such that, for example, if the Blackstone Investors or the BL Investors, as the case may be, hold more than 40% of the outstanding shares of Class A Common Stock, assuming a full exchange of all FoA Units for the publicly traded Class A Common Stock, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 40% of the members of the board of directors; if the Blackstone Investors or the BL Investors, as the case may be, hold between 30% and 40% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 30% of the members of the board of directors; if the Blackstone Investors or the BL Investors, as the case may be, hold between 20% and 30% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 20% of the members of the board of directors; and if the Blackstone Investors or the BL Investors, as the case may be, hold between 5% and 20% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 10% of the members of the board of directors.

The Stockholders Agreement also provide each Principal Stockholder with basic information and management rights, as well as detailed venture capital operating company covenants. In addition, the Stockholders Agreement permits the Company’s Principal Stockholders to assign their rights and obligations under the agreement, in whole or in part, without the Company’s prior written consent. Furthermore, the Stockholders Agreement also requires the Company to cooperate with the Principal Stockholders in connection with certain future pledges, hypothecations, grants of security interest in or transfers (including to third party investors) of any or all of the FoA Units held by the Principal Stockholders, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit.

Unless earlier terminated by agreement of the Principal Stockholders and the board of directors, the Stockholders Agreement will terminate as to each Principal Stockholder at such time as such Principal Stockholder and its affiliates collectively hold less than 5% of the outstanding shares of Class A Common Stock, assuming a full exchange of all FoA Units for the publicly traded Class A Common Stock. In addition, prior to the closing of the Business Combination, the Blackstone Investors and the BL Investors entered into a letter agreement pursuant to which the Blackstone Investors and the BL Investors agreed, among other things, to permit the Blackstone Investors to have priority over the BL Investors with respect to certain sales notwithstanding the terms of the Stockholders Agreement or the Registration Rights Agreement.

Exchange Agreement

In connection with the Business Combination, concurrently with the closing of the Business Combination, the Company, FoA Equity and the Sellers (as defined therein) entered into an Exchange Agreement (the “Exchange Agreement”). The Exchange Agreement sets forth the terms and conditions upon which holders of FoA Units may exchange their FoA Units for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Each holder of FoA Units (other than the Company and its subsidiaries), and certain permitted transferees thereof, may on a quarterly basis (subject to the terms of the Exchange Agreement) exchange their FoA Units for shares of Class A Common Stock. In addition, subject to certain requirements, the Blackstone Investors and the BL Investors are generally permitted to exchange FoA Units for shares of Class A Common Stock provided that the number of FoA Units surrendered in such exchanges during any 30-calendar day period represent, in the aggregate, greater than 2% of total interests in partnership capital or profits. The Company may impose restrictions on exchange that it determines to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. As a holder exchanges FoA Units for shares of Class A Common Stock, the voting power afforded to such holder of FoA Units by their shares of Class B Common Stock is automatically and correspondingly reduced and the number of FoA Units held by the Company is correspondingly increased as it acquires the exchanged FoA Units. For example, if a holder of Class B Common Stock holds 1,000 FoA Units as of the record date for determining stockholders of the Company that are entitled to vote on a particular matter, such holder will be entitled by virtue of such holder’s Class B Common Stock to 1,000 votes on such matter. If, however, such holder were to hold 500 FoA Units as of the relevant record date, such holder would be entitled by virtue of such holder’s Class B Common Stock to 500 votes on such matter.

Registration Rights Agreement

In connection with the Business Combination, concurrently with the closing thereof, the Company and the Principal Stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, upon the demand of any Principal Stockholder, the Company will be required to facilitate a non-shelf registered offering of the Company’s shares requested by such Principal Stockholder to be included in such offering. Any demanded non-shelf registered offering may, at the Company’s option, include Company shares to be sold by the Company for its own account and will also include registrable shares to be sold by holders that exercise their related piggyback rights in accordance with the Registration Rights Agreement. Within 90 days after receipt of a demand for such registration, the Company will be required to use its reasonable best efforts to file a registration statement relating to such demand. In certain circumstances, Principal Stockholders will be entitled to piggyback registration rights in connection with the demand of a non-shelf registered offering.

In addition, the Registration Rights Agreement entitles the Principal Stockholders to demand and be included in a shelf registration when the Company is eligible to sell its Company shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act. Within 45 days (in the case of a shelf registration on Form S-1) or 30 days (in the case of a shelf registration on Form S-3) after receipt of a demand for such registration, the Company will be required to use its reasonable best efforts to file a registration statement relating to such demand. Moreover, upon the demand of a Principal Stockholder, the Company will be required to facilitate in the manner described in the Registration Rights Agreement a “takedown” off of an effective shelf registration statement of registrable shares requested by such Principal Stockholder.

The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

American Advisors Group Transaction

On March 31, 2023, through FAR, an indirect subsidiary of the Company, the Company acquired a substantial majority of the assets and certain of the liabilities of American Advisors Group, a California corporation (“AAG,” NKA Bloom Retirement Holdings Inc.), including, among other things, certain residential reverse mortgage loans and the right to service certain mortgage loans originated pursuant to the Federal Housing Administration’s Home Equity Conversion Mortgage program, pursuant to (i) an Asset Purchase Agreement, dated as of December 6, 2022, by and between the Company, FoA Equity, FAR, AAG and, for the limited purposes described therein, Reza Jahangiri, an individual residing in the State of California (the “AAG Principal”), (ii) a Servicing Rights Purchase and Sale Agreement, dated as of December 6, 2022, by and between FAR and AAG and (iii) a Loan Sale Agreement, dated as of December 6, 2022 (the foregoing agreements, as amended by the Amendment Agreement, dated as of March 31, 2023, by and among FoA Equity, FAR, AAG and AAG Principal, the “AAG Agreements” and such acquisition, the “AAG Transaction”).

Pursuant to the AAG Agreements, in consideration for the assets acquired thereunder, on the Closing Date, (i) FAR paid to AAG $5.5 million in cash and issued to AAG a promissory note with an aggregate principal amount of $4.5 million, (ii) the Company issued to AAG one share of Class B Common Stock and (iii) FoA Equity issued to AAG 19,692,990 FoA Units. Under the AAG Agreements, FoA Equity may issue to AAG up to 14,200,676 additional FoA Units upon the occurrence of certain events. The maximum number of FoA Units issuable to AAG under the AAG Purchase Agreements is 33,893,666 FoA Units, which units would be exchangeable for 33,893,666 shares of Class A Common Stock pursuant to the Exchange Agreement.

In connection with the AAG Transaction, the Company and FoA Equity entered into an Equity Matters Agreement (the “Equity Matters Agreement”) with AAG pursuant to which, among other things, AAG joined and became a party to (i) the A&R LLC Agreement (as defined and described below), as a “Member” thereunder, (ii) the Exchange Agreement, as an “LLC Unitholder” thereunder and (iii) the Registration Rights Agreement, as an “Other Holder” thereunder. Pursuant to the Exchange Agreement, AAG is permitted to exchange its FOAEC Units for shares of Company Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The Equity Matters Agreement also provides AAG with demand rights under the Registration Rights Agreement, which would obligate the Company to file a registration statement upon a demand by AAG starting from the date that is 71 days following the closing date of the AAG Transaction.

Equity Investments

On March 31, 2023, the Company issued and sold 10,869,566 shares of Company Class A Common Stock to each of (i) BTO Urban Holdings L.L.C., Blackstone Family Tactical Opportunities Investment Partnership - NQ - ESC L.P. and BTO Urban Holdings II L.P. (collectively, the “Blackstone Investor”) and (ii) Libman Family Holdings, LLC (together with the Blackstone Investor, the “Investors”), in exchange for an aggregate purchase price of $15,000,000 paid by each of the Investors, pursuant to separate Stock Purchase Agreements, dated as of December 6, 2022, by and between the Company and each of the Investors (each, a “Stock Purchase Agreement” and such issuance and sale, the “Equity Investments”). Pursuant to the Stock Purchase Agreements, the Company agreed to use the proceeds of the Equity Investments (i) for general corporate purposes and/or (ii) to fund or reimburse amounts to be paid by the Company or its subsidiaries in connection with the AAG Transaction.

Tax Receivable Agreements

In connection with the Business Combination, concurrently with the closing thereof, the Company entered into a Tax Receivable Agreement with certain funds affiliated with Blackstone (the “Blackstone Tax Receivable Agreement”) and a Tax Receivable Agreement with certain other members of FoA Equity (the “FoA Tax Receivable Agreement,” and collectively with the Blackstone Tax Receivable Agreement, the “Tax Receivable Agreements”). The Tax Receivable Agreements generally provide for the payment by the Company to certain owners of FoA Equity prior to the Business Combination (the “TRA Parties”) of 85% of the cash tax benefits, if any, that the Company is deemed to realize (calculated using certain simplifying assumptions) as a result of (i) tax basis adjustments as a result of sales and exchanges of units in connection with or following the Business Combination and certain distributions with respect to units, (ii) the Company’s utilization of certain tax attributes attributable to Blocker or the Blocker Shareholders (as defined in the Tax Receivable Agreements), and certain other tax benefits related to entering into the Tax Receivable Agreements, including tax benefits attributable to making payments under the Tax Receivable Agreements. These tax basis adjustments generated over time may increase (for tax purposes) the depreciation and amortization deductions available to the Company and, therefore, may reduce the amount of U.S. federal, state and local tax that the Company would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of that tax basis, and a court could sustain such challenge. The tax basis adjustments upon sales or exchanges of units for shares of Class A Common Stock and certain distributions with respect to units may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Actual tax benefits realized by the Company may differ from tax benefits calculated under the Tax Receivable Agreements as a result of the use of certain assumptions in the Tax Receivable Agreements, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the Tax Receivable Agreements is an obligation of the Company and not of FoA Equity. The Company will generally retain the benefit of the remaining 15% of these cash tax benefits.

For purposes of the Tax Receivable Agreements, the cash tax benefits will be computed by comparing the actual income tax liability of the Company to the amount of such taxes that the Company would have been required to pay had there been no tax basis adjustments of the assets of FoA Equity as a result of sales or exchanges or certain distributions with respect to the units, no utilization of certain tax attributes attributable to the Blocker or the Blocker Shareholders, and had the Company not entered into the Tax Receivable Agreements. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreements will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). The term of the Tax Receivable Agreements will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreements early, certain changes of control occur, or the Company breaches any of its material obligations under either the Blackstone Tax Receivable Agreement or the FoA Tax Receivable Agreement, in which case all obligations generally will be accelerated and due as if the Company had exercised its right to terminate the Tax Receivable Agreements (as described below).

Estimating the amount of payments that may be made under the Tax Receivable Agreements is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors, including:

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the timing of sales or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of FoA Equity at the time of each sale or exchange;

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the price of shares of the Company’s Class A Common Stock at the time of the sale or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets of FoA, is directly proportional to the price of shares of Class A Common Stock at the time of each sale or exchange;

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the extent to which such sales or exchanges do not result in a basis adjustment—if a sale or an exchange does not result in an increase to the existing basis, increased deductions will not be available;

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the amount of tax attributes—the amount of applicable tax attributes attributable to the Blocker or the Blocker Shareholders will impact the amount and timing of payments under the Tax Receivable Agreements;

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changes in tax rates—payments under the Tax Receivable Agreements will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted- average state and local income tax rate based on apportionment factors for the applicable period, so changes in tax rates will impact the magnitude of cash tax benefits covered by the Tax Receivable Agreements and the amount of payments under the Tax Receivable Agreements; and

•

the amount and timing of our income—the Company is obligated to pay 85% of the cash tax benefits under the Tax Receivable Agreements as and when realized. If the Company does not have taxable income, the Company is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreements for a taxable year in which it does not have taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreements.

As a result of the size of the anticipated tax basis adjustment of the tangible and intangible assets of FoA Equity and the Company’s possible utilization of certain tax attributes, the payments that the Company may make under the Tax Receivable Agreements are expected to be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreements exceed the actual cash tax savings that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreements and/or distributions to the Company by FoA Equity are not sufficient to permit the Company to make payments under the Tax Receivable Agreements after it has paid taxes. Late payments under the Tax Receivable Agreements generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreements are not conditioned upon continued ownership of the Company or FoA Equity by the Continuing Unitholders.

If the Company exercises its right to terminate the Tax Receivable Agreements or in the case of a change in control of the Company or a material breach of the Company’s obligations under either the Blackstone Tax Receivable Agreement or the FoA Tax Receivable Agreement, all obligations under the Tax Receivable Agreements will be accelerated and the Company will be required to make a payment to the TRA Parties in an amount equal to the present value of future payments under the Tax Receivable Agreements, which payment would be based on certain assumptions, including an assumption that any FoA Units that have not been exchanged are deemed exchange for the market value of Class A Common Stock at the time of the termination or the change of control and an assumption the Company would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreements. As a result of the foregoing, (i) the Company could be required to make cash payments to the TRA Parties that are greater than the specified percentage of the actual benefits the Company ultimately realizes in respect of the tax benefits that are subject to the Tax Receivable Agreements, and (ii) the Company would be required to make a cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreements, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, the Company’s obligations under the Tax Receivable Agreements could have a substantial negative impact on its liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control due to the additional transaction costs a potential acquirer may attribute to satisfying such obligations. The Company accounts for obligations under the Tax Receivable Agreements arising from exchanges in connection with the Business Combination at fair value and records obligations under the Tax Receivable Agreements resulting from exchanges subsequent to the Business Combination, as they occur, at the gross undiscounted amount of the expected future payments as an increase to the liability along with the deferred tax asset and valuation allowance (if any) with an offset to additional paid-in capital. As of December 31, 2021 (Successor), the Company had a liability of $34.6 million related to its obligations under the Tax Receivable Agreements, which is included in deferred purchase price liabilities within payables and other liabilities on the Consolidated Statements of Financial Condition.

Decisions made by certain of the TRA Parties in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreements. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreements and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase a TRA Party’s tax liability without giving rise to any rights of a TRA Party to receive payments under the Tax Receivable Agreements.

Payments under the Tax Receivable Agreements will be based on the tax reporting positions that we will determine. The Company will not be reimbursed for any cash payments previously made to the TRA Parties pursuant to the Tax Receivable Agreements if any tax benefits initially claimed by the Company are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by the Company to a TRA Parties will be netted against any future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreements. As a result, it is possible that the Company could make cash payments under the Tax Receivable Agreements that are substantially greater than its actual cash tax savings.

FoA Equity Amended and Restated Limited Liability Company Agreement

In connection with the Business Combination, immediately prior to the closing thereof, FoA Equity adopted an Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”). In connection with the adoption of the A&R LLC Agreement, all equity interests of FoA Equity as of immediately prior to the closing of the Business Combination were reclassified into a single class of unitized equity interests designated as FoA Units.

Pursuant to the A&R LLC Agreement, the Company has the sole right to appoint all of the managers of FoA Equity. The board of managers has the right to determine when distributions will be made to the members of FoA Equity and the amount of any such distributions. If the board of managers authorizes a distribution, such distribution will be made to the holders of FoA Units pro rata in accordance with the percentages of their respective FoA Units held. The A&R LLC Agreement provides for tax distributions to the holders of FoA Units if the board of managers determines that a holder, by reason of holding FoA Units, incurs an income tax liability. These tax distributions are computed based on the board of managers’ estimate of the net taxable income of FoA Equity multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual (or, if greater, a corporation) resident in California or New York, New York (whichever is higher), taking into account the deductibility of certain expenses and any limitations thereof and the character of FoA Equity’s income.

The A&R LLC Agreement also provides that substantially all expenses incurred by or attributable to the Company, but not including obligations incurred under the Tax Receivable Agreements by the Company, income tax expenses of the Company and payments on indebtedness incurred by the Company, will be borne by FoA Equity.

Finance of America Commercial Holdings LLC

Prior to the closing of the Business Combination, B2R, an affiliate of the Blackstone Investors, owned the CRNCI in Finance of America Commercial Holdings LLC, consisting of Class B Units representing a 25% economic interest in the entity, with our wholly owned subsidiary holding the remaining 75% interest. The Class B Units were entitled to certain priority distributions of income until certain return hurdles had been achieved. Pursuant to the operating agreement of Finance of America Commercial Holdings LLC (the “FACo Holdings Agreement”), Finance of America Holdings LLC (“FAH”) had an option to redeem the Class B Units upon the occurrence of certain events. In connection with the closing of the Business Combination, in April 2021, FoA caused FAH to exercise its right under the FACo Holdings Agreement to purchase all of the Class B Units held by B2R for a purchase price of $203.2 million taking into account, among other things, the hurdle amount, prior advances made on behalf of the related unitholders and other terms of the FACo Holdings Agreement. As of December 31, 2020, the hypothetical liquidation at book value of the Class B Units was

$166.2 million.

Senior Notes

On November 5, 2020, Finance of America Funding LLC issued $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2025. Certain of FoA’s owners or their affiliated entities, including Blackstone and Brian L. Libman, FoA’s founder and chairman, purchased notes in the offering in an aggregate principal amount of $85 million. Mr. Libman also purchased an additional $50 million of senior unsecured notes. Assuming each holder has maintained proportionate ownership in the senior unsecured notes, the Company would have paid $10.6 million in interest expense to the holders for the year ended December 31, 2021, and $10.6 million in interest expense to the holders for the year ended December 31, 2022.

Other Transactions

In June 2019, Finance of America Equity Capital LLC (the “Borrower”) executed two Revolving Working Capital Promissory Notes (the “Original BX-BL Promissory Notes”) with certain entities affiliated with

Blackstone and Brian L. Libman, respectively. On December 20, 2021, the Borrower amended the BX-BL Promissory Notes (as amended, the “BX-BL Promissory Notes”) providing for revolving borrowings in an aggregate amount of up to $30.0 million. BX-BL Promissory Notes, which are structured with simultaneous draw and paydown terms and are secured by certain tangible assets of the Borrower , have a maturity of January 3, 2023 and bear interest at rate per annum equal to 6.5%. Amounts under the BX-BL Promissory Notes may be borrowed, repaid and re-borrowed from time to time. The Company paid an immaterial amount of interest expense relating to this financing for the years ended December 31, 2021 and December 31, 2022.

On November 8, 2022, the Borrower, a subsidiary of the Company, entered into an amendment to its revolving working capital promissory notes dated June 14, 2019 (as amended, the “Promissory Notes”) with certain funds affiliated with Blackstone Inc. and an entity controlled by Brian L. Libman, to increase the aggregate commitments for revolving borrowings thereunder from $30.0 million to $50.0 million and to extend their maturity from January 3, 2023 to July 31, 2023. The additional liquidity provides investment capital for growth initiatives and strategic opportunities currently under evaluation by the Company, as well as other general corporate purposes. The Promissory Notes, which are structured with simultaneous draw and paydown terms, are secured by certain tangible assets of the Borrower and bear interest at rate per annum equal to 6.5%.

On January 31, 2023, the Borrower, a subsidiary of the Company, entered into an amendment to its revolving working capital promissory notes dated June 14, 2019 (as amended, the “Promissory Notes”) with certain funds affiliated with Blackstone Inc. and an entity controlled by Brian L. Libman, to increase the aggregate commitments for revolving borrowings thereunder from $50.0 million to $60.0 million and to extend their maturity from July 31, 2023 to October 31, 2023. The additional liquidity provides investment capital for growth initiatives and strategic opportunities currently under evaluation by the Company, as well as other general corporate purposes. The Promissory Notes, which are structured with simultaneous draw and paydown terms, are secured by certain tangible assets of the Borrower and bear interest at rate per annum equal to 6.5%.

On March 13, 2023, the Borrower, a subsidiary of the Company, entered into an amendment to its revolving working capital promissory notes dated June 14, 2019 (as amended, the “Promissory Notes”) with certain funds affiliated with Blackstone Inc. and an entity controlled by Brian L. Libman, with aggregate commitments for revolving borrowings thereunder being $60.0 million, to extend their maturity from October 31, 2023 to May 15, 2024. The additional liquidity and extended term provides investment capital for growth initiatives and strategic opportunities currently in process by the Company, as well as other general corporate purposes. The Promissory Notes, which are structured with simultaneous draw and paydown terms, are secured by certain tangible assets of the Borrower and bear interest at rate per annum equal to 6.5%.

The Company has entered into a mezzanine loan agreement with Podium Mortgage Capital, LLC, which is a portfolio company of Blackstone. The Company’s borrowing totaled $24.2 million as of the year ended December 31, 2021, and the Company incurred related interest expense totaling $3.2 million for the year ended December 31, 2021. The Company’s borrowing totaled $25 million as of the year ended December 31, 2022, and the Company incurred related interest expense totaling $3.6 million for the year ended December 31, 2022. The Company terminated this borrowing in March 2023.

From time to time in 2021 and 2022, the Company sold business purposes loans backed by residential properties with an aggregate principal balance of $216.4 million (measured as of each cut-off date applicable to the related sale date) for the year ended December 31, 2021 and of $239.0 million (measured as of each cut-off date applicable to the related sale date) for the year ended December 31, 2022, to one or more trusts owned by Everlake Life Insurance Company, which is a portfolio company of Blackstone.

In 2020, the Company entered into a $200.0 million nonrevolving facility commitment with investors affiliated with Blackstone and Brian L. Libman (such investors, the “Related MSR Investors”). Repayment of amounts drawn from the facility are repaid from operating cash flows, which are determined based on net servicing income cash flows received by the Company from certain identified mortgage servicing rights (“MSRs”). As of

December 31, 2021, the Company received advances for $24.4 million based on certain identified MSRs which have a fair value of $19.6 million as of December 31, 2021. As of December 31, 2022, no advances were outstanding under the facility. The Company, through its registered investment advisor subsidiary, also provides advisory services to the Related MSR Investors in exchange for management fees. For the year ended December 31, 2021, the Company received $0.3 million in such management fees. For the year ended December 31, 2022, the Company received $0.1 million in such management fees.

Other

Blackstone and its affiliates have ownership interests in a broad range of companies. We have entered and may in the future enter into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements has been or is expected to be material to us.

Kristen N. Sieffert, the Company’s President, has a brother-in-law who is a non-executive officer employee of the Company and in connection therewith, received total compensation of approximately $131,000 and $190,000 in fiscal 2022 and 2021, respectively, consisting of an annual cash base salary and bonus, along with customary employee benefits available to salaried employees generally.

Statement of Policy Regarding Transactions with Related Persons

The Company has adopted a formal written policy that providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, in which the Company and any related person are, were or will be participants in which the amount involves exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions not required to be disclosed under Item 404(a) of Regulation S-K are not covered by this policy.

Under the policy, the Company will review information that the Company deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Indemnification of Directors and Officers

The A&R Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the A&R Charter provides that the Company’s directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of the Company’s directors or officers to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2024 Annual Meeting, a proposal must be received by our Secretary on or before December 28, 2023. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2024 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2024 Annual Meeting, such a proposal must be received on or after February 9, 2024, but not later than March 10, 2024. In the event that the date of the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. The Bylaws have additional requirements that must also be followed in connection with submitting nominations or other business at an annual meeting.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Finance of America Companies Inc.’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices of internet availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs. While the Company does not household, some brokers with account holders who are Company stockholders may household Proxy Materials, delivering a single proxy statement or notice of internet availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of internet availability of Proxy Materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024, or by phone at (877) 202-2666.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Lauren E. Richmond
Chief Legal Officer, General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://ir.financeofamerica.com/sec-filings/all-sec-filings). Copies of our Annual Report on Form 10-K for the year ended December 31, 2022, including financial statements thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

FINANCE OF AMERICA COMPANIES INC. 5830 GRANITE PARKWAY, SUITE 400 PLANO, TEXAS 75024 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/FOA2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V07818-P89565 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FINANCE OF AMERICA COMPANIES INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. election of all nominees listed: 1. Election of Directors ! ! ! Nominees: 01) Brian L. Libman 04) Tyson A. Pratcher 02) Norma C. Corio 05) Lance N. West 03) Robert W. Lord The Board of Directors recommends you vote FOR proposal 2: For Against Abstain 2. An advisory vote to approve the compensation of the named executive officers of the Company; and ! ! ! The Board of Directors recommends you vote FOR proposal 3: For Against Abstain 3. The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending ! ! ! December 31, 2023. Note: The transaction of such other business as may properly come before the Annual Meeting, including any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V07819-P89565 FINANCE OF AMERICA COMPANIES INC. Annual Meeting of Shareholders June 8, 2023 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) each of Brian L. Libman and Lauren E. Richmond, as proxy on behalf of the shareholder(s) of the Company at such annual meeting and any postponements or adjournments thereof, and that such persons be, and they hereby are, instructed, in the absence of contrary instructions by the shareholder(s) and proxies delivered to such persons, to represent and to vote all shares of Class A and Class B Common Stock that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 9:00 AM Eastern Time on June 8, 2023, at the following link: www.virtualshareholdermeeting.com/FOA2023. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side